                                                                     EXHIBIT 4.3

================================================================================



                             WEST PENN FUNDING LLC,

                                     Issuer

                                       and

                                [              ],

                                  Bond Trustee


                         ------------------------------

                                    INDENTURE

                           Dated as of [      ], 1999


                         ------------------------------


                            Securing Transition Bonds

                               Issuable in Series



================================================================================

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
              ARTICLE I Definitions and Incorporation by Reference
              ----------------------------------------------------

SECTION 1.01.   Definitions........................................................................2
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act.................................11
SECTION 1.03.   Rules of Construction.............................................................11

                                   ARTICLE II

                              The Transition Bonds
                              --------------------

SECTION 2.01.   Form..............................................................................11
SECTION 2.02.   Execution, Authentication and Delivery............................................12
SECTION 2.03.   Denominations; Transition Bonds Issuable in Series................................12
SECTION 2.04.   Temporary Transition Bonds........................................................13
SECTION 2.05.   Registration; Registration of Transfer and Exchange...............................14
SECTION 2.06.   Mutilated, Destroyed, Lost or Stolen Transition Bonds.............................15
SECTION 2.07.   Persons Deemed Owner..............................................................15
SECTION 2.08.   Payment of Principal, Premium, if any, and Interest; Interest on Overdue
                 Principal and Premium, if any; Principal, Premium and Interest Rights
                 Preserved........................................................................16
SECTION 2.09.   Cancelation.......................................................................16
SECTION 2.10.   Authentication and Delivery of Transition Bonds...................................17
SECTION 2.11.   Book-Entry Transition Bonds.......................................................21
SECTION 2.12.   Notices to Clearing Agency........................................................22
SECTION 2.13.   Definitive Transition Bonds.......................................................22

                                   ARTICLE III

                                    Covenants
                                    ---------

SECTION 3.01.   Payment of Principal, Premium, if any, and Interest...............................22
SECTION 3.02.   Maintenance of Office or Agency...................................................22
SECTION 3.03.   Money for Payments To Be Held in Trust............................................23
SECTION 3.04.   Existence.........................................................................24
SECTION 3.05.   Protection of Collateral..........................................................24
SECTION 3.06.   Opinions as to Collateral.........................................................24
SECTION 3.07.   Performance of Obligations........................................................25
SECTION 3.08.   Negative Covenants................................................................25
SECTION 3.09.   Annual Statement as to Compliance.................................................26
SECTION 3.10.   Issuer May Consolidate, etc., Only on Certain Terms...............................26
SECTION 3.11.   Successor or Transferee...........................................................27
SECTION 3.12.   No Other Business.................................................................27
SECTION 3.13.   No Borrowing......................................................................27
SECTION 3.14.   Guarantees, Loans, Advances and Other Liabilities.................................27
SECTION 3.15.   Capital Expenditures..............................................................27
SECTION 3.16.   Restricted Payments...............................................................28
SECTION 3.17.   Notice of Events of Default.......................................................28
SECTION 3.18.   Inspection........................................................................28
SECTION 3.19.   Adjusted Overcollateralization Schedules..........................................28

SECTION 3.20.   Transfer Agreement, Sale Agreement and Servicing Agreement
                 Covenants........................................................................28
SECTION 3.21.   Taxes.............................................................................30
SECTION 3.22.   Separate Entity...................................................................30

                                   ARTICLE IV

                     Satisfaction and Discharge; Defeasance
                     --------------------------------------

SECTION 4.01.   Satisfaction and Discharge of Indenture; Defeasance...............................30
SECTION 4.02.   Conditions to Defeasance..........................................................32
SECTION 4.03.   Application of Trust Money........................................................33
SECTION 4.04.   Repayment of Moneys Held by Paying Agent..........................................33

                                    ARTICLE V

                                    Remedies
                                    --------

SECTION 5.01.   Events of Default.................................................................33
SECTION 5.02.   Acceleration of Maturity; Rescission and Annulment................................34
SECTION 5.03.   Collection of Indebtedness and Suits for Enforcement by Bond Trustee..............35
SECTION 5.04.   Remedies; Priorities..............................................................36
SECTION 5.05.   Optional Preservation of the Collateral...........................................37
SECTION 5.06.   Limitation of Proceedings.........................................................37
SECTION 5.07.   Unconditional Rights of Transition Bondholders To Receive
                 Principal, Premium, if any, and Interest.........................................38
SECTION 5.08.   Restoration of Rights and Remedies................................................38
SECTION 5.09.   Rights and Remedies Cumulative....................................................38
SECTION 5.10.   Delay or Omission Not a Waiver....................................................39
SECTION 5.11.   Control by Transition Bondholders.................................................39
SECTION 5.12.   Waiver of Past Defaults...........................................................39
SECTION 5.13.   Undertaking for Costs.............................................................39
SECTION 5.14.   Waiver of Stay or Extension Laws..................................................40
SECTION 5.15.   Action on Transition Bonds........................................................40

                                   ARTICLE VI

                                The Bond Trustee
                                ----------------

SECTION 6.01.   Duties and Liabilities of Bond Trustee............................................40
SECTION 6.02.   Rights of Bond Trustee............................................................41
SECTION 6.03.   Individual Rights of Bond Trustee.................................................42
SECTION 6.04.   Bond Trustee's Disclaimer.........................................................42
SECTION 6.05.   Notice of Defaults................................................................42
SECTION 6.06.   Reports by Bond Trustee to Holders................................................42
SECTION 6.07.   Compensation and Indemnity........................................................43
SECTION 6.08.   Replacement of Bond Trustee.......................................................43
SECTION 6.09.   Successor Bond Trustee by Merger..................................................44
SECTION 6.10.   Appointment of Co-Trustee or Separate Trustee.....................................44
SECTION 6.11.   Eligibility; Disqualification.....................................................45
SECTION 6.12.   Preferential Collection of Claims Against Issuer..................................45

                                   ARTICLE VII

                    Transition Bondholders' Lists and Reports
                    -----------------------------------------

SECTION 7.01.   Issuer To Furnish Bond Trustee Names and Addresses of
                 Transition Bondholders...........................................................46
SECTION 7.02.   Preservation of Information; Communications to Transition Bondholders.............46
SECTION 7.03.   Reports by Issuer.................................................................46
SECTION 7.04.   Reports by Bond Trustee...........................................................47
SECTION 7.05.   Provision of Servicer Reports.....................................................47

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases
                      ------------------------------------

SECTION 8.01.   Collection of Money...............................................................47
SECTION 8.02.   Collection Account................................................................47
SECTION 8.03.   Release of Collateral.............................................................50
SECTION 8.04.   Opinion of Counsel................................................................51
SECTION 8.05.   Reports by Independent Accountants................................................51

                                   ARTICLE IX

                             Supplemental Indentures
                             -----------------------

SECTION 9.01.   Supplemental Indentures Without Consent of Transition Bondholders.................51
SECTION 9.02.   Supplemental Indentures with Consent of Transition Bondholders....................53
SECTION 9.03.   Execution of Supplemental Indentures..............................................54
SECTION 9.04.   Effect of Supplemental Indenture..................................................54
SECTION 9.05.   Conformity with Trust Indenture Act...............................................54
SECTION 9.06.   Reference in Transition Bonds to Supplemental Indentures..........................55

                                    ARTICLE X

                         Redemption of Transition Bonds
                         ------------------------------

SECTION 10.01.  Optional Redemption by Issuer.....................................................55
SECTION 10.02.  Form of Redemption Notice.........................................................55
SECTION 10.03.  Payment of Redemption Price.......................................................56

                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

SECTION 11.01.  Compliance Certificates and Opinions, etc.........................................56
SECTION 11.02.  Form of Documents Delivered to Bond Trustee.......................................57
SECTION 11.03.  Acts of Transition Bondholders....................................................57
SECTION 11.04.  Notices, etc., to Bond Trustee, Issuer and Rating Agencies........................58
SECTION 11.05.  Notices to Transition Bondholders; Waiver.........................................58
SECTION 11.06.  Alternate Payment and Notice Provisions...........................................59
SECTION 11.07.  Conflict with Trust Indenture Act.................................................59
SECTION 11.08.  Effect of Headings and Table of Contents..........................................59
SECTION 11.09.  Successors and Assigns............................................................59
SECTION 11.10.  Separability......................................................................59
SECTION 11.11.  Benefits of Indenture.............................................................59

SECTION 11.12.  Legal Holidays....................................................................59
SECTION 11.13.  GOVERNING LAW.....................................................................60
SECTION 11.14.  Counterparts......................................................................60
SECTION 11.15.  Issuer Obligation.................................................................60
SECTION 11.16.  No Petition.......................................................................60

                                  INDENTURE dated as of [ ], 1999, between WEST
                    PENN FUNDING LLC, a Delaware limited liability company (the
              "Issuer"), and [           ], a [        ], as trustee (the "Bond
              Trustee").


              The Issuer has duly authorized the execution and delivery of this Indenture to provide for one or more Series of Transition Bonds, issuable as provided in this Indenture. Each such Series of Transition Bonds will be issued only under a separate Series Supplement to this Indenture duly executed and delivered by the Issuer and the Bond Trustee. The Issuer is entering into this Indenture, and the Bond Trustee is accepting the trusts created hereby, each for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and each intending to be legally bound hereby.

                                 GRANTING CLAUSE

              The Issuer hereby Grants to the Bond Trustee as trustee for the benefit of the Holders of the Transition Bonds from time to time issued and outstanding, all of the Issuer's right, title and interest in and to (a) the Intangible Transition Property transferred by the Seller to the Issuer from time to time pursuant to the Sale Agreement and all proceeds thereof, (b) the Transfer Agreement except for Section 5.01 thereof solely to the extent such Section provides for indemnification of the Seller and the Issuer, (c) all Bills of Sale delivered by the Transferor pursuant to the Transfer Agreement, (d) the Sale Agreement except for Section 5.01 thereof solely to the extent such Section provides for indemnification of the Issuer, (e) all Bills of Sale delivered by the Seller pursuant to the Sale Agreement, (f) the Servicing Agreement except for Section 5.02(b) thereof solely to the extent such Section provides for indemnification of the Issuer, (g) the Collection Account and all amounts on deposit therein from time to time, (h) any Swap Agreements to which the Issuer is a party, (i) all other property of whatever kind owned from time to time by the Issuer including all accounts, accounts receivable and chattel paper, (j) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (k) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral"); provided that cash or other property distributed to the Issuer from the Collection Account in accordance with the provisions of this Indenture will not be subject to the lien of this Indenture.

              To have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Bond Trustee) owing in respect of, the Transition Bonds equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in this Indenture and to secure performance by the Issuer of all of the Issuer's obligations under this Indenture with respect to the Transition Bonds, all as provided in this Indenture.

              The Bond Trustee, as trustee on behalf of the Holders of the Transition Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein required.

                                    ARTICLE I

                   Definitions and Incorporation by Reference

              SECTION 1.01. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, each of the following terms has the respective meaning set forth below for all purposes of this Indenture.

              "Act" has the meaning specified in Section 11.03(a).

              "Adjustment Date" means, with respect to any Series of Transition Bonds, the date or dates specified as such in the Series Supplement therefor.

              "Administration Agreements" has the meaning specified in the Servicing Agreement.

              "Administrative Agent" means Allegheny Power Service Corporation, as administrative agent, under the Administration Agreements, and its permitted successors and assigns thereunder.

              "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Authorized Initial Denominations" means, with respect to any Series of Transition Bonds, $1,000 and integral multiples thereof, or such other denominations as may be specified in the Series Supplement therefor.

              "Authorized Officer" means the Manager of the Issuer, or any officer who is authorized to act for the Issuer and who is identified on the list of Authorized Officers delivered by the Issuer to the Bond Trustee as of the date hereof (as such list may be modified or supplemented from time to time thereafter).

              "Basic Documents" means the Certificate of Formation, the LLC Agreement, the Transfer Agreement, the Sale Agreement, the Servicing Agreement and any Bills of Sale.

              "Bills of Sale" means any bills of sale delivered by the Transferor pursuant to the Transfer Agreement and any bills of sale delivered by the Seller pursuant to the Sale Agreement.

              "Bond Rate" means, with respect to any Series or Class, the rate at which interest accrues on the principal balance of Transition Bonds of such Series or Class, as specified in the Series Supplement therefor.

              "Bond Trustee" means [      ], a [     ] or any successor bond
trustee under this Indenture, not in its individual capacity but solely as bond trustee under this Indenture.

              "Book-Entry Transition Bonds" means beneficial interests in the Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11.

              "Business Day" has the meaning specified in the Servicing
Agreement.

              "Calculated Overcollateralization Level" means, with respect to any Series of Transition Bonds, the amount specified as such in the Series Supplement therefor.

              "Calculation Date" means, with respect to any Series of Transition Bonds, such date or dates specified as such in the Series Supplement therefor.

              "Capital Subaccount" has the meaning specified in Section 8.02(a).

              "Certificate of Formation" means the certificate of formation of the Issuer substantially in the form of Exhibit [ ] to the LLC Agreement.

              "Class" means, with respect to any Series, any one of the classes of Transition Bonds of that Series.

              "Class Termination Date" means, with respect to any Class, the termination date therefor, as specified in the Series Supplement therefor.

              "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

              "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

              "Collateral" has the meaning specified in the granting clause of this Indenture.

              "Collection Account" has the meaning specified in Section 8.02(a).

              "Collection Period" has the meaning specified in the Servicing Agreement.

              "Corporate Trust Office" means the principal office of the Bond Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at [ ], Attention: [ ] or at such other address as the Bond Trustee may designate from time to time by notice to the Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Bond Trustee (the address of which the successor Bond Trustee will notify the Transition Bondholders and the Issuer).

              "Covenant Defeasance Option" has the meaning specified in Section 4.01(b).

              "Counterparty" means the counterparty with respect to any Swap Agreement.

              "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

              "Defeasance Subaccount" has the meaning specified in Section 8.02(a).

              "Definitive Transition Bonds" has the meaning specified in Section 2.11.

              "DTC Agreement" means the agreement between the Issuer, the Bond Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Transition Bonds, substantially in the form of Exhibit C hereto, as the same may be amended and supplemented from time to time.

              "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

              "Eligible Guarantor Institution" means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a securities transfer association.

              "Eligible Institution" means (a) the corporate trust department of the Bond Trustee or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has (A) a long-term unsecured debt rating of "AAA" by Standard & Poor's and "Aa3" by Moody's and (B) a short-term rating of "A-1+" by Standard & Poor's and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

              "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

              (a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

              (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of any Eligible Institution; provided, however, that at the time of the investment or contractual commitment to invest therein such Eligible Institution shall have the credit ratings set forth in clause (i) of the Definition of Eligible Institution.

              (c) commercial paper (other than commercial paper of the Seller or the Servicer or any of their affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest rating category granted thereby;

              (d) investments in money market funds having a rating from each of the Rating Agencies in the highest rating category granted thereby (including funds for which the Bond Trustee or any of its Affiliates is investment manager or advisor);

              (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with an Eligible Institution; and

              (f) any other investment permitted by each of the Rating Agencies;

provided, however, that (i) any book-entry security, instrument or security having a maturity of one month or less that would be an Eligible Investment but for its failure (or the failure of the obligor thereon) to have the rating specified above shall be an Eligible Investment if such book-entry security, instrument or security (or the obligor thereon) has a long-term unsecured debt rating of at least "A2" by Moody's (or the equivalent thereof by the other Rating Agencies) or a short-term rating of at least "P-1" by Moody's (or the equivalent thereof by the other Rating

Agencies), and (ii) any book-entry security, instrument or security having a maturity of greater than one month that would be an Eligible Investment but for its failure (or the failure of the obligor thereon) to have the rating specified above shall be an Eligible Investment if such book-entry security, instrument or security (or the obligor thereon) has a long-term unsecured debt rating of at least "A1" by Moody's (or the equivalent thereof by the other Rating Agencies) and a short-term rating of at least "P-1" by Moody's (or the equivalent thereof by the other Rating Agencies).

              "Event of Default" has the meaning specified in Section 5.01.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

              "Expected Amortization Schedule" means, with respect to any Series of Transition Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

              "Expected Final Payment Date" means, with respect to any Series or Class of Transition Bonds, the expected final payment date therefor, as specified in the Series Supplement therefor.

              "FDIC" means the Federal Deposit Insurance Corporation or any successor.

              "Financing Issuance" means an issuance of a new Series of Transition Bonds hereunder to provide funds to finance the purchase by the Issuer of Intangible Transition Property.

              "Fitch IBCA" has the meaning specified in the Servicing Agreement.

              "General Subaccount" has the meaning specified in Section 8.02(a).

              "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

              "Holder" or "Transition Bondholder" means the Person in whose name a Transition Bond is registered on the Transition Bond Register.

              "Indemnity Amounts" means any amounts paid by the Transferor, the Seller or the Servicer to the Bond Trustee, for itself or on behalf of the Transition Bondholders, pursuant to Section 5.01(b), 5.0l(c)(ii) and 5.01(e) of the Transfer Agreement, Section 5.01(b), Section 5.01(c)(ii) and Section 5.01(d) of the Sale Agreement or Section 5.02(b) of the Servicing Agreement or by the Issuer to the Bond Trustee pursuant to Section 5.07 of this Indenture;

provided, however, that Indemnity Amounts shall exclude any Deferred Repurchase Price paid pursuant to Section 5.01(c)(ii) of the Transfer Agreement.

              "Indenture" or "this Indenture" means this instrument as originally executed and, as from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended, or both, and shall include the forms and terms of the Transition Bonds established hereunder.

              "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Transition Bonds, the Transferor, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

              "Independent Certificate" means a certificate or opinion to be delivered to the Bond Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Bond Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

              "Intangible Transition Charges Adjustment Process" means the process by which Intangible Transition Charges are adjusted pursuant to the Servicing Agreement and the Statute.

              "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Transition Bonds.

              "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Bond Trustee.

              "Legal Defeasance Option" has the meaning specified in Section 4.01(b).

              "Lien" has the meaning specified in the Servicing Agreement.

              "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Issuer dated as of [ ], 1999, as amended and supplemented from time to time.

              "Loss Amounts" means any amounts remitted by the Transferor to the Bond Trustee pursuant to Section 5.01(c)(i) of the Transfer Agreement and any amounts remitted by the Seller to the Bond Trustee pursuant to Section 5.01(c)(i) of the Sale Agreement.

              "Loss Subaccount" has the meaning specified in Section 8.02(a).

              "Manager" means [ ], as manager of the Issuer pursuant to the LLC Agreement.

              "Moody's" has the meaning specified in the Servicing Agreement.

              "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Bond Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

              "Operating Expenses" means all fees, costs, expenses and indemnity payments owed by the Issuer, including all amounts owed by the Issuer to the Bond Trustee, the Servicing Fee, the fees owed under the Administration Agreements, and legal and accounting fees, costs and expenses of the Issuer.

              "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be reasonably satisfactory to the Bond Trustee, and which opinion or opinions shall be addressed to the Bond Trustee, as Bond Trustee, and shall comply with any applicable requirements of Section 11.01, and shall be in a form reasonably satisfactory to the Bond Trustee.

              "Outstanding" means, as of the date of determination, all Transition Bonds theretofore authenticated and delivered under this Indenture except:

              (i) Transition Bonds theretofore canceled by the Transition Bond Registrar or delivered to the Transition Bond Registrar for cancelation;

              (ii) Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Bond Trustee or any Paying Agent in trust for the Holders of such Transition Bonds; (provided, however, that if such Transition Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Bond Trustee, made); and

              (iii) Transition Bonds in exchange for or in lieu of other Transition Bonds which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Bond Trustee is presented that any such Transition Bonds are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Transition Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Transition Bonds owned by the Issuer, any other obligor upon the Transition Bonds, the Transferor, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Bond Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Transition Bonds that the Bond Trustee knows to be so owned shall be so disregarded. Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Bond Trustee the pledgee's right so to act with respect to such Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the Transition Bonds, the Transferor, the Seller or any Affiliate of any of the foregoing Persons.

              "Outstanding Amount" means the aggregate principal amount of all Transition Bonds or, if the context requires, all Transition Bonds of a Series or Class Outstanding at the date of determination.

              "Overcollateralization" means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Calculated
Overcollateralization Level for such Payment Date, without regard to investment earnings.

              "Overcollateralization Amount" means, with respect to any Series of Transition Bonds, the amount specified as such in the Series Supplement therefor.

              "Overcollateralization Subaccount" has the meaning specified in
Section 8.02(a).

              "Paying Agent" means the Bond Trustee or any other Person that meets the eligibility standards for the Bond Trustee specified in Section 6.11 and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Transition Bonds on behalf of the Issuer.

              "Payment Date" means, with respect to any Series or Class, each date or dates specified as Payment Dates for such Series or Class in the Series Supplement therefor.

              "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Predecessor Transition Bond" means, with respect to any particular Transition Bond, every previous Transition Bond evidencing all or a portion of the same debt as that evidenced by such particular Transition Bond; and, for the purpose of this definition, any Transition Bond authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Transition Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Transition Bond.

              "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

              "Projected Transition Bond Balance" means, as of any date, the sum of the amounts provided for in the Expected Amortization Schedules for each outstanding Series of Transition Bonds and such date.

              "Rating Agency" means any rating agency rating the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer . If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Bond Trustee and the Servicer.

              "Rating Agency Condition" means, with respect to any action, the notification in writing by each Rating Agency to the Transferor, the Seller, the Servicer, the Bond Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Series or Class of Transition Bonds.

              "Record Date" means, with respect to any Payment Date for a Series, the date set forth as such in the Series Supplement therefor.

              "Redemption Date" means, with respect to any Series or Class, the date for the redemption of the Transition Bonds of such Series or Class pursuant to Section 10.01 or the Series Supplement for such Series or Class.

              "Redemption Price" has the meaning specified in Section 10.01.

              "Refunding Issuance" means issuance of a new Series of Transition Bonds hereunder to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Transition Bonds, all or part of the Transition Bonds of such Series or Class to the extent permitted by the terms thereof.

              "Registered Holder" means, as of any date, the Person in whose name a Transition Bond is registered on the Transition Bond Register on such date.

              "Required Capital Amount" means, for each Outstanding Series of Transition Bonds, the amount specified as such in the Series Supplement therefor.

              "Reserve Subaccount" has the meaning specified in Section 8.02(a).

              "Responsible Officer" means, with respect to the Bond Trustee, any officer within the Corporate Trust Office of the Bond Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Bond Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

              "Retiring Bond Trustee" has the meaning specified in Section 6.08.

              "Sale Agreement" means the Intangible Transition Property Sale
Agreement dated as of [     ], 1999, between the Issuer and the Seller, as
amended and supplemented from time to time.

              "Schedule Revision Date" means (i) the date on which a new Series of Transition Bonds is issued or any outstanding Series of Transition Bonds is redeemed or defeased, (ii) any Adjustment Date on which the Intangible Transition Charges are changed or revised and (iii) any Payment Date on which payments are not made in accordance with the Expected Amortization Schedule.

              "Series" means any series of Transition Bonds issued and authenticated pursuant to this Indenture.

              "Series Issuance Date" means, with respect to any Series, the date on which the Transition Bonds of such Series are to be originally issued in accordance with Section 2.10 and the Series Supplement for such Series.

              "Series Supplement" means an indenture supplemental to this Indenture that authorizes a particular Series of Transition Bonds.

              "Series Termination Date" means, with respect to any Series, the termination date therefor, as specified in the Series Supplement for such Series.

              "Servicing Agreement" means the Servicing Agreement dated as of [ ], 1999, between the Issuer and the Servicer, as amended and supplemented from time to time.

              "Servicing Fee" means, with respect to any Series of Transition Bonds, the fee payable to the Servicer on each Payment Date for services rendered, determined pursuant to Section 5.07 of the Servicing Agreement.

              "Standard & Poor's" has the meaning specified in the Servicing Agreement.

              "State" means any one of the 50 states of the United States of America or the District of Columbia.

              "Successor Servicer" has the meaning specified in Section 3.20(h).

              "Swap Agreement" means any ISDA Master Agreement, interest rate swap agreement or agreement with respect to any hedge or similar transaction entered into by the Issuer.

              "Transfer Agreement" means the Intangible Transition Property
Transfer Agreement dated as of [    ], 1999, between the Transferor and the
Seller, as amended and supplemented from time to time.

              "Transition Bond" means any of the transition bonds (as defined in the Statute) issued and authenticated pursuant to this Indenture.

              "Transition Bond Balance" means, as of any date, the aggregate outstanding principal amount of all Series of Transition Bonds on such date.

              "Transition Bond Owner" means, with respect to a Book-Entry Transition Bond, the Person who is the beneficial owner of such Book-Entry Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

              "Transition Bond Register" and "Transition Bond Registrar" have the respective meanings specified in Section 2.05.

              "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

              "UCC" has the meaning specified in the Servicing Agreement.

              "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

              (b) Except as otherwise specified herein or as the context may otherwise require, each of the following terms has the meaning set forth in the Transfer Agreement for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms:

                        Term                               Section of Transfer Agreement
                        ----                               -----------------------------

Deferred Repurchase Price...........................              Section 1.01(a)
Initial Intangible Transition Property..............              Section 1.01(a)
Intangible Transition Charges.......................              Section 1.01(a)
Intangible Transition Property......................              Section 1.01(a)
ITC Collections.....................................              Section 1.01(a)
PUC ................................................              Section 1.01(a)
Qualified Rate Order ...............................              Section 1.01(a)
Seller .............................................              Section 1.01(a)
Servicer ...........................................              Section 1.01(a)
Servicer Default ...................................              Section 1.01(a)
Statute ............................................              Section 1.01(a)
Subsequent Intangible Transition Property...........              Section 1.01(a)

                        Term                               Section of Transfer Agreement
                        ----                               -----------------------------

Transferor..........................................              Section 1.01(a)
Transferred Intangible Transition Property..........              Section 1.01(a)

              SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Each of the following TIA terms used in this Indenture has the following meaning:

              "Commission" means the Securities and Exchange Commission.

              "indenture securities" means the Transition Bonds.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Bond Trustee.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

              SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

              (i) a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

              (iii) "or" is not exclusive;

              (iv) "including" means including without limitation;

              (v) words in the singular include the plural and words in the plural include the singular; and

              (vi) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                              The Transition Bonds

              SECTION 2.01. Form. The Transition Bonds and the Bond Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the related Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officers of the Issuer executing such Transition Bonds, as evidenced by their execution of such Transition Bonds. Any portion of the text of any Transition Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Transition Bond. Each Transition Bond shall be dated the date of its authentication.

              The Transition Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers of the Issuer executing such Transition Bonds, as evidenced by their execution of such Transition Bonds.

              Each Transition Bond shall bear upon its face the designation so selected for the Series or Class to which it belongs. The terms of all Transition Bonds of the same Series shall be the same, unless such Series is comprised of one or more Classes, in which case the terms of all Transition Bonds of the same Class shall be the same.

              All Definitive Transition Bonds shall bear the legend set forth in Exhibit A to the applicable Series Supplement.

              SECTION 2.02. Execution, Authentication and Delivery. The Transition Bonds shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of any such Authorized Officer on the Transition Bonds may be manual or facsimile.

              Transition Bonds bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Transition Bonds or did not hold such offices at the date of such Transition Bonds.

              At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Transition Bonds executed on behalf of the Issuer to the Bond Trustee pursuant to an Issuer Order for authentication; and the Bond Trustee shall authenticate and deliver such Transition Bond as in this Indenture provided and not otherwise.

              No Transition Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Transition Bond a certificate of authentication substantially in the form provided for herein executed by the Bond Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Transition Bond shall be conclusive evidence, and the only evidence, that such Transition Bond has been duly authenticated and delivered hereunder.

              SECTION 2.03. Denominations; Transition Bonds Issuable in Series. The Transition Bonds of each Series shall be issuable as registered Transition Bonds in the Authorized Initial Denominations specified in the Series Supplement therefor.

              The Transition Bonds may, at the election of and as authorized by an Authorized Officer of the Issuer, and set forth in a Series Supplement, be issued in one or more Series (each comprised of one or more Classes), and shall be designated generally as the "Transition Bonds" of the Issuer, with such further particular designations added or incorporated in such title for the Transition Bonds of any particular Series or Class as an Authorized Officer of the Issuer may determine and be set forth in the Series Supplement therefor.

              Each Series of Transition Bonds shall be created by a Series Supplement authorized by an Authorized Officer of the Issuer and establishing the terms and provisions of such Series. The several Series and Classes thereof may differ as between Series and Classes, in respect of any of the following matters:

              (i) designation of the Series and, if applicable, the Classes thereof;

              (ii) the aggregate principal amount of the Transition Bonds of the Series and, if applicable, each Class thereof;

              (iii) the Bond Rate of the Series and, if applicable, each Class thereof or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates for the Series;

              (iv) the Payment Dates for the Series;

              (v) the Expected Final Payment Date of the Series, and, if applicable, each Class thereof;

              (vi) the Series Termination Date for the Series and, if applicable, the Class Termination Dates for each Class thereof;

              (vii) the Series Issuance Date for the Series;

              (viii) the place or places for payments with respect to the Series;

              (ix) the Authorized Initial Denominations for the Series;

              (x) the provisions, if any, for redemption of the Series by the Issuer;

              (xi) the Expected Amortization Schedule for the Series;

              (xii) the Overcollateralization Amount with respect to the Series and the Calculated Overcollateralization Level for each Payment Date;

              (xiii) the Required Capital Amount;

              (xiv) the Calculation Dates and Adjustment Dates for the Series;

              (xv) the credit enhancement applicable to the Series; and

              (xvi) any other terms of the Series or Class that are not inconsistent with the provisions of this Indenture.

              SECTION 2.04. Temporary Transition Bonds. Pending the preparation of definitive Transition Bonds, or by agreement of the purchasers of all Transition Bonds or, in the case of Transition Bonds held in a book-entry only system by a Clearing Agency, the Issuer may execute, and upon receipt of an Issuer Order the Bond Trustee shall authenticate and deliver, temporary Transition Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Transition Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the Authorized Officers of the Issuer executing such Transition Bonds may determine, as evidenced by their execution of such Transition Bonds.

              If temporary Transition Bonds are issued, the Issuer will cause definitive Transition Bonds to be prepared without unreasonable delay except where temporary Transition Bonds are held by a Clearing Agency. After the preparation of definitive Transition Bonds, the temporary Transition Bonds shall be exchangeable for definitive Transition Bonds upon surrender of the temporary Transition Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancelation of any one or more temporary Transition Bonds, the Issuer shall execute and the Bond Trustee shall authenticate and deliver in exchange therefor a like initial principal amount of definitive Transition Bonds in Authorized Initial Denominations. Until so exchanged, the temporary Transition Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Transition Bonds.

              SECTION 2.05. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Transition Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Transition Bonds and the registration of transfers of Transition Bonds. The Bond Trustee shall be "Transition Bond Registrar" for the purpose of registering Transition Bonds and transfers of Transition Bonds as herein provided. Upon any resignation of any Transition Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transition Bond Registrar.

              If a Person other than the Bond Trustee is appointed by the Issuer as Transition Bond Registrar, the Issuer will give the Bond Trustee prompt written notice of the appointment of such Transition Bond Registrar and of the location, and any change in the location, of the Transition Bond Register, and the Bond Trustee shall have the right to inspect the Transition Bond Register at all reasonable times and to obtain copies thereof, and the Bond Trustee shall have the right to rely upon a certificate executed on behalf of the Transition Bond Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Transition Bonds and the principal amounts and number of such Transition Bonds.

              Upon surrender for registration of transfer of any Transition Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Bond Trustee shall authenticate and the Transition Bondholder shall obtain from the Bond Trustee, in the name of the designated transferee or transferees, one or more new Transition Bonds in any Authorized Initial Denominations, of a like Series (and, if applicable, Class) and aggregate initial principal amount.

              At the option of the Holder, Transition Bonds may be exchanged for other Transition Bonds of a like Series (and, if applicable, Class) and aggregate initial principal amount in Authorized Initial Denominations, upon surrender of the Transition Bonds to be exchanged at such office or agency. Whenever any Transition Bonds are so surrendered for exchange, the Issuer shall execute, and the Bond Trustee shall authenticate and the Transition Bondholder shall obtain from the Bond Trustee, the Transition Bonds which the Transition Bondholder making the exchange is entitled to receive.

              All Transition Bonds issued upon any registration of transfer or exchange of Transition Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Transition Bonds surrendered upon such registration of transfer or exchange.

              Every Transition Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in the form set forth in Exhibit A hereto or such other form as is satisfactory to the Bond Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution in the form set forth in such Transition Bond.

              No service charge shall be made to a Holder for any registration of transfer or exchange of Transition Bonds, but, other than in respect of exchanges pursuant to Section 2.04 or 9.06 not involving any transfer, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Transition Bonds.

              The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Transition Bond Registrar need not register, transfers or exchanges of Transition Bonds selected for redemption or transfers or exchanges of any Transition Bond for a period of 15 days preceding the date on which final payment of principal is to be made with respect to such Transition Bond.

              SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Transition Bonds. If (i) any mutilated Transition Bond is surrendered to the Bond Trustee, or the Bond Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Transition Bond, and (ii) there is delivered to the Bond Trustee such security or indemnity as may be required by it to hold the Issuer and the Bond Trustee harmless, then, in the absence of notice to the Issuer, the Transition Bond Registrar or the Bond Trustee that such Transition Bond has been acquired by a bona fide purchaser, the Issuer shall execute, and upon the Issuer's request the Bond Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Transition Bond, a replacement Transition Bond of like Series (and, if applicable, Class), tenor and initial principal amount in Authorized Initial Denominations, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Transition Bond, but not a mutilated Transition Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Transition Bond, the Issuer may pay such destroyed, lost or stolen Transition Bond when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Transition Bond or payment of a destroyed, lost or stolen Transition Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Transition Bond in lieu of which such replacement Transition Bond was issued presents for payment such original Transition Bond, the Issuer and the Bond Trustee shall be entitled to recover such replacement Transition Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Transition Bond from such Person to whom such replacement Transition Bond was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Bond Trustee in connection therewith.

              Upon the issuance of any replacement Transition Bond under this Section, the Issuer may require the payment by the Holder of such Transition Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Bond Trustee) connected therewith.

              Every replacement Transition Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Transition Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Transition Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Transition Bonds duly issued hereunder.

              The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Transition Bonds.

              SECTION 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Transition Bond, the Issuer, the Bond Trustee and any agent of the Issuer or the Bond Trustee may treat the Person in whose name any Transition Bond is registered (as of the day of determination) as the owner of such Transition Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Transition Bond and for all other purposes whatsoever, whether or not such Transition Bond be overdue, and neither the Issuer, the Bond Trustee nor any agent of the Issuer or the Bond Trustee shall be affected by notice to the contrary.

              SECTION 2.08. Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal and Premium, if any; Principal, Premium and Interest Rights Preserved. (a) The Transition Bonds shall accrue interest as provided in the form of Transition Bond attached to the Series Supplement for such Transition Bonds, at the applicable Bond Rate specified therein, and such interest shall be payable on each Payment Date as specified therein. Any instalment of interest, principal or premium, if any, payable on any Transition Bond which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Transition Bond (or one or more Predecessor Transition Bonds) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Transition Bond Register on such Record Date or in such other manner as may be provided in the related Series Supplement, except that with respect to Transition Bonds registered on a Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal and premium, if any, payable with respect to such Transition Bond on a Payment Date which shall be payable as provided in clause (b) below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03 hereof.

              (b) The principal of each Transition Bond of each Series (and, if applicable, Class) shall be payable in instalments on each Payment Date specified in the Expected Amortization Schedule included in the form of Transition Bond attached to the Series Supplement for such Transition Bonds, but only to the extent that moneys are available for such payment pursuant to
Section 8.02. Failure to pay in accordance with such Expected Amortization Schedule because moneys are not so available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds of any Series or Class shall be due and payable, if not previously paid (i) on the Series Termination Date (or, if applicable, Class Termination Date) therefor, (ii) on the date on which the Transition Bonds of all Series have been declared immediately due and payable in accordance with
Section 5.02 or (iii) on the Redemption Date, if any, therefor. The Bond Trustee shall notify the Person in whose name a Transition Bond is registered at the close of business on the Record Date second preceding the Payment Date on which the Issuer expects that the final instalment of principal of and premium, if any, and interest on such Transition Bond will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final instalment of principal and premium, if any, will be payable to the Person in whose name a Transition Bond is registered at the close of business on the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of such Transition Bond and shall specify the place where such Transition Bond may be presented and surrendered for payment of such instalment. Notices in connection with redemptions of Transition Bonds shall be mailed to Transition Bondholders as provided in Section 10.03.

              (c) If the Issuer defaults in a payment of interest on the Transition Bonds of any Series, the Issuer shall pay defaulted interest (plus interest on such defaulted interest at the applicable Bond Rate to the extent lawful) in any lawful manner. The Issuer may pay such defaulted interest to the Persons who are Transition Bondholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each affected Transition Bondholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

              SECTION 2.09. Cancelation. All Transition Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Bond Trustee, be delivered to the Bond Trustee and shall be promptly canceled by the Bond Trustee. The Issuer may at any time deliver to the Bond Trustee for cancelation any Transition Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Transition Bonds so delivered shall be promptly canceled by the Bond Trustee. No Transition Bonds shall be authenticated in lieu of or in exchange for any Transition Bonds canceled as provided in this Section, except as expressly permitted by this

Indenture. All canceled Transition Bonds may be held or disposed of by the Bond Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Transition Bonds have not been previously disposed of by the Bond Trustee.

              SECTION 2.10. Authentication and Delivery of Transition Bonds. The Issuer may issue Transition Bonds of a new Series from time to time as a Financing Issuance or a Refunding Issuance.

              Transition Bonds of a new Series may from time to time be executed by the Issuer and delivered to the Bond Trustee for authentication and thereupon the same shall be authenticated and delivered by the Bond Trustee upon Issuer Request and upon delivery by the Issuer, at the Issuer's expense, to the Bond Trustee of the following:

              (1) Trust Action. An Issuer Order authorizing and directing the execution, authentication and delivery of the Transition Bonds by the Bond Trustee and specifying the principal amount of Transition Bonds to be authenticated.

              (2) Authorizations. Either (i) a certificate of authentication or other official document evidencing the due authorization, approval or consent of any governmental body or bodies at the time having jurisdiction, together with an Opinion of Counsel that the Bond Trustee is entitled to rely on that the authorization, approval, or consent of no other governmental body is required for the valid issuance, authentication and delivery of such Transition Bonds, or (ii) an Opinion of Counsel that no such authorization, approval, or consent of any governmental body is required, except for, in the case of (i) and (ii), such registrations as are required under the Blue Sky and securities laws of any State.

              (3) Authorizing Certificate. A certified resolution of the Issuer authorizing the execution and delivery of the Series Supplement for the Transition Bonds applied for and the execution, authentication and delivery of such Transition Bonds.

              (4) A Series Supplement for the Series of Transition Bonds applied for, which shall set forth the provisions and form of the Transition Bonds of such Series (and, if applicable, each Class thereof).

              (5) Certificates of the Issuer. (a) An Officer's Certificate from the Issuer, dated as of the Series Issuance Date, stating: (i) that no Default has occurred and is continuing under this Indenture and that the issuance of the Transition Bonds applied for will not result in any Default; (ii) that the Issuer has appointed the firm of independent certified public accountants as contemplated in Section 8.05; (iii) that attached thereto are duly executed, true and complete copies of the Transfer Agreement, the Sale Agreement and the Servicing Agreement; (iv) that all filings with the PUC pursuant to the Statute and all UCC financing statements with respect to the Collateral which are required to be filed by the terms of the Transfer Agreement, the Sale Agreement, the Servicing Agreement or this Indenture have been filed as required; and
       (v) that all conditions precedent provided in the Indenture relating to the authentication and delivery of the Transition Bonds have been complied with.

              (b) An Officer's Certificate from the Transferor, dated as of the Series Issuance Date, to the effect that, in the case of the Intangible Transition Property to be transferred to the Seller on such date immediately prior to the conveyance thereof to the Seller pursuant to the Transfer Agreement:

                     (i) the Transferor is the sole owner of such Intangible
              Transition Property; such Intangible Transition Property has been validly transferred and sold to the Seller free and clear of all Liens (other than Liens created by the Issuer pursuant to this Indenture); the Transferor has the corporate power and authority to own, sell and assign such Intangible Transition Property to the Seller; and the Transferor has duly authorized such sale and assignment to the Seller by all necessary corporate action; and

                     (ii) the attached copy of the Qualified Rate Order creating such Intangible Transition Property is true and correct and is in full force and effect.

              (c) An Officer's Certificate from the Seller, dated as of the Series Issuance Date, to the effect that, in the case of the Intangible Transition Property to be transferred to the Issuer on such date immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement: the Seller is the sole owner of such Intangible Transition Property; such Intangible Transition Property has been validly transferred and sold to the Issuer free and clear of all Liens (other than Liens created by the Issuer pursuant to this Indenture); the Seller has the corporate power and authority to own, sell and assign such Intangible Transition Property to the Issuer; and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action.

              (6) Opinion of Counsel. An Opinion of Counsel, portions of which may be delivered by counsel for the Issuer and portions of which may be delivered by counsel for the Transferor, the Seller and the Servicer, dated as of the Series Issuance Date, to the collective effect that:

                     (a) the Issuer has the power and authority to execute and
              deliver the Series Supplement and this Indenture and to issue the Transition Bonds applied for, each of the Series Supplement and this Indenture, and the Transition Bonds applied for have been duly authorized and executed, and the Issuer is duly organized and in good standing under the laws of the jurisdiction of its organization;

                     (b) the Transition Bonds applied for, when authenticated in accordance with the provisions of the Indenture and delivered, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and the related Series Supplement;

                     (c) the Indenture (including the related Series
              Supplement), the Sale Agreement and the Servicing Agreement are valid and binding agreements of the Issuer, enforceable in accordance with their respective terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                     (d) the Transfer Agreement is a valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                     (e) the Sale Agreement is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                     (f) the Servicing Agreement is a valid and binding
              agreement of the Servicer, enforceable against the Servicer in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                     (g) upon the delivery of a fully executed Bill of Sale
              delivered to the Issuer pursuant to Section 2.03(i) of the Transfer Agreement in connection with the issuance of Transition Bonds applied for and the payment of the purchase price of the related Intangible Transition Property by the Seller to the Transferor pursuant to such Bill of Sale and the Transfer Agreement, then (I) the transfer of the Intangible Transition Property purported to be conveyed thereby by the Transferor to the Seller pursuant to such Bill of Sale and the Transfer Agreement conveys all of the Transferor's right, title and interest in such Intangible Transition Property to the Seller and will be treated under state law as an absolute transfer of all of the Transferor's right, title, and interest in such Intangible Transition Property, other than for federal and state income tax purposes, (II) such transfer of such Intangible Transition Property is perfected,
              (III) such transfer has a priority over any other assignment or transfer of such Intangible Transition Property, and (IV) such Intangible Transition Property is free and clear of all liens created prior to its transfer to the Seller pursuant to such Bill of Sale and the Transfer Agreement;

                     (h) upon the delivery of a fully executed Bill of Sale
              delivered to the Issuer pursuant to Section 2.03(i) of the Sale Agreement in connection with the issuance of Transition Bonds applied for and the payment of the purchase price of the related Intangible Transition Property by the Issuer to the Seller pursuant to such Bill of Sale and the Sale Agreement, then (I) the transfer of the Intangible Transition Property purported to be conveyed thereby by the Seller to the Issuer pursuant to such Bill of Sale and the Sale Agreement conveys all of the Seller's right, title and interest in such Intangible Transition Property to the Issuer and will be treated under state law as an absolute transfer of all of the Seller's right, title, and interest in such Intangible Transition Property, other than for federal and state income tax purposes, (II) such transfer of such Intangible Transition Property is perfected, (III) such transfer has a priority over any other assignment or transfer of such Intangible Transition Property, and (IV) such Intangible Transition Property is free and clear of all liens created prior to its transfer to the Issuer pursuant to such Bill of Sale and the Sale Agreement;

                     (i)(I) to the extent that the provisions of Section 2812 of the Statute apply to the grant of a security interest by the Issuer in the Collateral pursuant to this Indenture, then upon the giving of value by the Bond Trustee to the Issuer with respect to the Collateral, (A) this Indenture creates in favor of the Bond Trustee a security interest in the rights of the Issuer in the Collateral, (B) such security interest is valid and enforceable against the Issuer and third parties (subject to the rights of any third parties holding security interests in such Collateral perfected in the manner described in Section 2812 of the Statute), and has attached, (C) such security interest is perfected, and (D) such perfected security interest is of first priority; and (II) to the extent that the provisions of Section 2812 of the Statute do not apply to the grant of a security interest by the Issuer in the Collateral pursuant to this Indenture, then upon the giving of value by the Bond Trustee to the Issuer with respect to the Collateral,
              (A) this Indenture creates in favor of the Bond Trustee a security interest in the rights of the Issuer in the Collateral, (B) such security interest is enforceable against the Issuer and third parties with respect to such Collateral, (C) such security interest is perfected, and (D) such perfected security interest is of first priority;

                     (j) the Indenture has been duly qualified under the Trust
              Indenture Act and either the Series Supplement for the Transition Bonds applied for has been duly qualified under the Trust Indenture Act or no such qualification of such Series Supplement is necessary;

                     (k) the Issuer is not an "investment company" or under the
              "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended;

                     (l) all instruments furnished to the Bond Trustee conform
              to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Bond Trustee to authenticate and deliver the Transition Bonds applied for, and all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Transition Bonds have been complied with;

                     (m) either (A) the registration statement covering the
              Transition Bonds is effective under the Securities Act of 1933 and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of such registration statement has been issued under the Securities Act of 1933 nor have proceedings therefor been instituted or threatened by the Commission or (B) the Transition Bonds are exempt from the registration requirements under the Securities Act of 1933;

                     (n) the Indenture (including the related Series Supplement)
              has been duly authorized, executed and delivered by the Issuer;
              and

                     (o) the Transfer Agreement, the Sale Agreement and the
              Servicing Agreement have been duly authorized, executed and delivered by the Issuer, the Transferor, the Seller and the Servicer as applicable.

              (7) Accountant's Certificate or Opinion. A certificate or opinion, addressed to the Issuer and the Bond Trustee complying with the requirements of Section 11.01 hereof, of a firm of Independent certified public accountants of recognized national reputation to the effect that
       (a) such accountants are Independent with respect to the Issuer within the meaning of the Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (b) with respect to the Collateral, they have made such calculations as they deemed necessary for the purpose and determined that, based on the assumptions used in calculating the initial Intangible Transition Charges with respect to the Transferred Intangible Transition Property or, if applicable, the most recent revised Intangible Transition Charges with respect to the Transferred Intangible Transition Property, and taking into account amounts on deposit in the Reserve Subaccount, as of the Series Issuance Date for such Series (after giving effect to the issuance of such Series and the application of the proceeds therefrom) such Intangible Transition Charges are sufficient to
       (a) pay Operating Expenses when incurred, (b) pay interest on each Series of Transition Bonds at their respective Bond Rates when due[, or, with respect to Classes or Series for which a Swap Agreement is in effect and any payments due thereunder from the applicable Counterparty are being received by the Issuer, regular fixed payments due to the related Counterparties (not including any breakage or termination payments)], (c) pay principal of the Transition Bonds of all Series in accordance with their respective Expected Amortization Schedules, (d) replenish the Capital Subaccount up to the Required Capital Amount as of each Payment Date and (e) fund the Calculated Overcollateralization Level as of each Payment Date.

              (8) Rating Agency Condition. The Bond Trustee shall receive written notice from each Rating Agency that the Rating Agency Condition will be satisfied with respect to the issuance of such new Series.

              (9) Bills of Sale. If the issuance of an additional Series of Transition Bonds is a Financing Issuance, the Bill of Sale delivered to the Issuer under the Sale Agreement and the Bill of Sale delivered to the Seller under the Transfer Agreement, in each case with respect to the Intangible Transition Property being purchased with the proceeds of such Financing Issuance.

              (10) Moneys for Refunding. If the issuance of a Series of Transition Bonds is a Refunding Issuance, the amount of money necessary to pay the outstanding principal balance of, and premium and interest on, the Transition Bonds being refunded to either the Redemption Date for Transition Bonds being refunded upon redemption, such money to be deposited into a separate account with the Bond Trustee.

       SECTION 2.11. Book-Entry Transition Bonds. Unless otherwise specified in the related Series Supplement, each Series of Transition Bonds, upon original issuance, will be issued in the form of a typewritten Transition Bond or Transition Bonds representing the Book-Entry Transition Bonds, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Transition Bond shall initially be registered on the Transition Bond Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Transition Bond Owner will receive a definitive Transition Bond representing such Transition Bond Owner's interest in such Transition Bond, except as provided in Section 2.13. Unless and until definitive, fully registered Transition Bonds (the "Definitive Transition Bonds") have been issued to Transition Bond Owners pursuant to Section 2.13:

              (i) the provisions of this Section shall be in full force and effect;

              (ii) the Transition Bond Registrar and the Bond Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and premium, if any, and interest on the Transition Bonds and the giving of instructions or directions hereunder) as the sole holder of the Transition Bonds, and shall have no obligation to the Transition Bond Owners;

              (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

              (iv) the rights of Transition Bond Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Transition Bond Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the DTC Agreement, unless and until Definitive Transition Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and premium, if any, and interest on the Transition Bonds to such Clearing Agency Participants; and

              (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Transition Bonds evidencing a specified percentage of the Outstanding Amount of the Transition Bonds or a Series or Class thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Transition Bond Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Transition Bonds or such Series or Class and has delivered such instructions to the Bond Trustee.

              SECTION 2.12. Notices to Clearing Agency. Whenever a notice or other communication to the Transition Bondholders is required under this Indenture, unless and until Definitive Transition Bonds shall have been issued to Transition Bond Owners pursuant to Section 2.13, the Bond Trustee shall give all such notices and communications specified herein to be given to Transition Bondholders to the Clearing Agency, and shall have no obligation to the Transition Bond Owners.

              SECTION 2.13. Definitive Transition Bonds. If (i) the Issuer advises the Bond Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository with respect to any Series or Class of Transition Bonds and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Bond Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series or Class of Transition Bonds or (iii) after the occurrence of an Event of Default, Transition Bond Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Transition Bonds of all Series advise the Bond Trustee through the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Transition Bond Owners, then the Clearing Agency shall notify all affected Transition Bond Owners and the Bond Trustee of the occurrence of any such event and of the availability of Definitive Transition Bonds to affected Transition Bond Owners requesting the same. Upon surrender to the Bond Trustee of the typewritten Transition Bond or Transition Bonds representing the Book-Entry Transition Bonds by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Bond Trustee shall authenticate the Definitive Transition Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Transition Bond Registrar or the Bond Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Transition Bonds, the Bond Trustee shall recognize the Holders of the Definitive Transition Bonds as Transition Bondholders.

                                   ARTICLE III

                                    Covenants

              SECTION 3.01. Payment of Principal, Premium, if any, and Interest. The Issuer will duly and punctually pay the principal of and premium, if any, and interest on the Transition Bonds in accordance with the terms of the Transition Bonds and this Indenture; provided that except on the Series Termination Date, the Class Termination Date, or the Redemption Date for a Series or Class of Transition Bonds or upon the acceleration of the Transition Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of such Transition Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section
8.02. Amounts properly withheld under the Code by any Person from a payment to any Transition Bondholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Transition Bondholder for all purposes of this Indenture.

              SECTION 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where Transition Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Transition Bonds and this Indenture may be served. The Issuer hereby initially appoints the Bond Trustee to serve as its agent for the foregoing purposes. The

Issuer will give prompt written notice to the Bond Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Bond Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Bond Trustee as its agent to receive all such surrenders, notices and demands.

              SECTION 3.03. Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of principal of, or premium and interest on, the Transition Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(d), (e) or (f) or Section 4.03 shall be made on behalf of the Issuer by the Bond Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Transition Bonds shall be paid over to the Issuer except as provided in this Section and in Section 8.02.

              The Issuer will cause each Paying Agent other than the Bond Trustee to execute and deliver to the Bond Trustee an instrument in which such Paying Agent shall agree with the Bond Trustee (and if the Bond Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

              (i) hold all sums held by it for the payment of principal of, or premium or interest on, the Transition Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

              (ii) give the Bond Trustee notice of any Default by the Issuer (or any other obligor upon the Transition Bonds) of which the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Transition Bonds;

              (iii) at any time during the continuance of any such Default, upon the written request of the Bond Trustee, forthwith pay to the Bond Trustee all sums so held in trust by such Paying Agent;

              (iv) immediately resign as a Paying Agent and forthwith pay to the Bond Trustee all sums held by the Paying Agent in trust for the payment of Transition Bonds if at any time the Paying Agent ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

              (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Transition Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

              The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Bond Trustee all sums held in trust by such Paying Agent, such sums to be held by the Bond Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Bond Trustee, such Paying Agent shall be released from all further liability with respect to such money.

              Subject to applicable laws with respect to escheat of funds, any money held by the Bond Trustee or any Paying Agent in trust for the payment of any amount of principal of, premium on, if any, or interest on any Transition Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer; and the Holder of such Transition Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Bond Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Bond Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Bond Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Transition Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Bond Trustee or of any Paying Agent, at the last address of record for each such Holder).

              SECTION 3.04. Existence. Subject to Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Transition Bonds, the Collateral and each other instrument or agreement included therein.

              SECTION 3.05. Protection of Collateral. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such filings (including filings with the PUC pursuant to the Statute), financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

              (i) maintain and preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

              (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

              (iii) enforce any of the Collateral;

              (iv) preserve and defend title to the Collateral and the rights of the Bond Trustee and the Transition Bondholders in the Collateral against the claims of all Persons and parties; or

              (v) pay any and all taxes levied or assessed up on all or any part of the Collateral.

The Issuer hereby designates the Bond Trustee its agent and attorney-in-fact to execute any filing with the PUC, financing statement, continuation statement or other instrument required by the Bond Trustee pursuant to this Section.


              SECTION 3.06. Opinions as to Collateral. (a) On or before [July 1st] in each calendar year, beginning at least 3 months after the issuance of the first Series of the Transition Bonds while any Series is outstanding, the Issuer shall furnish to the Bond Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and, with respect to the execution and filing of any filings with the PUC pursuant to the Statute, financing statements and continuation statements as is necessary to maintain the lien and security interest, and the first priority thereof, created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest, and the first priority thereof. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, and the execution and filing of any filings with the PUC, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until [July 1] in the following calendar year.

              (b) Prior to the effectiveness of any amendment to the Transfer Agreement, the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Bond Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings, including filings with the PUC pursuant to the Statute, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Bond Trustee in the Transferred Intangible Transition Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

              SECTION 3.07. Performance of Obligations. (a) The Issuer (i) will diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Transfer Agreement, the Sale Agreement or the Servicing Agreement or such other instrument or agreement.

              (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Bond Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrative Agent to assist the Issuer in performing its duties under this Indenture.

              (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in the Sale Agreement, the Servicing Agreement and in all other instruments and agreements included in the Collateral.

              (d) Without derogating from the absolute nature of the assignment granted to the Bond Trustee under this Indenture or the rights of the Bond Trustee hereunder, but subject to Section 3.20, the Issuer agrees that it will not, without the prior written consent of the Bond Trustee or the Holders of at least a majority in Outstanding Amount of the Transition Bonds of all Series, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents. If any such amendment, modification, supplement or waiver shall be so consented to by the Bond Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. The Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect the rights of the Holders of the Transition Bonds outstanding at the time of any such amendment, modification, supplement or waiver.

              SECTION 3.08. Negative Covenants. The Issuer shall not:

              (i) except as expressly permitted by this Indenture or the Sale Agreement or the Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the Collateral, unless directed to do so by the Bond Trustee in accordance with Article V;

              (ii) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Transition Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Transition Bondholder by reason of the payment of taxes levied or assessed upon the Issuer or any part of the Collateral;

              (iii) A permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Transition Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien and security interest created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a continuing valid first priority security interest in the Collateral.

              SECTION 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Bond Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 1999), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

              (i) a review of the activities of the Issuer during such year (or relevant portion thereof) and of performance under this Indenture has been made under such Authorized Officer's supervision; and

              (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such calendar year (or relevant portion thereof), or, if there has been a default in complying with any such condition or covenant, describing each such default and the nature and status thereof.

              SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms. The Issuer shall not consolidate or merge with or into any other Person or sell substantially all of its assets to any other Person, unless:

              (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or to whom substantially all of such assets are sold shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Bond Trustee, in form satisfactory to the Bond Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Transition Bonds and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplement or Series Supplements;

              (ii) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or to whom substantially all of such assets are sold shall expressly assume all obligations and succeed to all rights of the Issuer under the Transfer Agreement, the Sale Agreement and the Servicing Agreement pursuant to an assignment and assumption agreement executed and delivered to the Bond Trustee, in form satisfactory to the Bond Trustee;

              (iii) immediately after giving effect to such consolidation or merger or sale, no Default or Event of Default shall have occurred and be continuing;

              (iv) the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger or sale by each Rating Agency [except Moody's (and the Issuer shall have furnished Moody's with prior written notice of such consolidation, merger or sale)];

              (v) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Bond Trustee) to the effect that such consolidation or merger or sale (a) will not have any material adverse tax consequence to the Issuer or any Transition Bondholder, (b) complies with this Indenture and all of the conditions precedent herein relating to such transaction and (c) will result in the Bond Trustee maintaining a continuing valid first priority security interest in the Collateral;

              (vi) none of the Intangible Transition Property, the Qualified Rate Order, the Transferor's, the Seller's, the Servicer's or the Issuer's rights under the Statute or the Qualified Rate Order are impaired thereby; and

              (vii) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken.

              SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

              (b) Upon any sale by the Issuer of substantially all of its assets in a sale which complies with Section 3.10, West Penn Funding LLC will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Transition Bonds and from every covenant and agreement of the Sale Agreement and the Servicing Agreement to be observed or performed on the part of the Issuer.

              SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than purchasing and owning Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in the Collateral to the Bond Trustee under this Indenture in order to secure the Transition Bonds and performing activities that are necessary, suitable or convenient to accomplish these purposes or are incidental thereto.

              SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Transition Bonds.

              SECTION 3.14. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale Agreement, the Servicing Agreement, this Indenture or the LLC Agreement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Issuer may invest funds in Eligible Investments.

              SECTION 3.15. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than Intangible Transition Property purchased from the Seller pursuant to, and in accordance with, the Sale Agreement.

              SECTION 3.16. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest in, or ownership security of, the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

              SECTION 3.17. Notice of Events of Default. The Issuer agrees to deliver to the Bond Trustee and the Rating Agencies written notice in the form of an Officer's Certificate of any Default or Event of Default hereunder, its status and what action the Issuer is taking or proposes to take with respect thereto within five days after the occurrence thereof.

              SECTION 3.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Bond Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Bond Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Bond Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

              SECTION 3.19. Adjusted Overcollateralization Schedules. Not later than each Schedule Revision Date, the Issuer shall deliver to the Bond Trustee a replacement Schedule A to the Series Supplement, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Calculated Overcollateralization Level for each Payment Date.

              SECTION 3.20. Transfer Agreement, Sale Agreement and Servicing Agreement Covenants. (a) The Issuer agrees to take all such lawful actions to enforce its rights under the Transfer Agreement, the Sale Agreement and the Servicing Agreement and to compel or secure the performance and observance by the Transferor, the Seller and the Servicer, of each of their obligations to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.20(f ), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement and the Servicing Agreement.

              (b) If an Event of Default occurs and is continuing, the Bond Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of a majority of the Outstanding Amount of the Transition Bonds of all Series shall, exercise all right, remedies, powers, privileges and claims of the Issuer against the Transferor, the Seller or the Servicer under or in connection with the Transfer Agreement, the Sale Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Transferor, the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer Agreement, the Sale Agreement and the Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

              (c) With the consent of the Bond Trustee, the Transfer Agreement, the Sale Agreement and the Servicing Agreement may be amended, at any time and from time to time, without the consent of the Transition Bondholders, provided that (i) such amendment shall not, as evidenced by an Officer's Certificate, adversely affect the interest of any Transition Bondholder or change the Intangible Transition Charges Adjustment Process and (ii) the Rating Agency Condition is satisfied in connection therewith by each Rating Agency other than Moody's (and the Issuer shall have furnished Moody's with written notice of such amendment prior to the effectiveness thereof).

              (d) No amendment, modification, supplement, termination, waiver or surrender of, the terms of the Transfer Agreement, the Sale Agreement or the Servicing Agreement, or waiver of timely performance or observance by the Transferor, the Servicer or the Seller under the Transfer Agreement, the Sale Agreement or the Servicing Agreement, respectively, in each case in such a way as would adversely affect the interests of Transition Bondholders is permitted nor shall the Bond Trustee consent thereto. If the Issuer, the Transferor, the Seller or the Servicer shall otherwise propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Transfer Agreement, the Sale Agreement or the Servicing Agreement or waive timely performance or observance by the Transferor, the Seller or the Servicer under the Transfer Agreement, the Sale Agreement or Servicing Agreement, respectively, the Issuer shall notify the Bond Trustee and the Bond Trustee shall notify the Transition Bondholders thereof. The Bond Trustee shall consent to such proposed amendment, modification, supplement or waiver only with the consent of the Holders of at least a majority of the Outstanding Amount of the Transition Bonds of each Series or Class. If any such amendment, modification, supplement or waiver shall be so consented to by the Bond Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

              (e) If the Issuer and the Transferor, the Seller or Servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the Intangible Transition Charges Adjustment Process, the Issuer shall notify the Bond Trustee and the Bond Trustee shall notify Transition Bondholders of such proposal and the Bond Trustee shall consent thereto only with the consent of the Holder of each Outstanding Transition Bond of each Series or Class affected thereby.

              (f) Promptly following a default by any of the Transferor, the Seller or Servicer under the Transfer Agreement, the Sale Agreement or the Servicing Agreement, respectively, and at the Issuer's expense, the Issuer agrees to take all such lawful actions as the Bond Trustee may request to compel or secure the performance and observance by the Transferor, the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement or the Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer Agreement, the Sale Agreement or the Servicing Agreement to the extent and in the manner directed by the Bond Trustee, including the transmission of notices of default on the part of the Transferor, the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Transferor, the Seller or the Servicer of each of their obligations under the Transfer Agreement, the Sale Agreement and the Servicing Agreement.

              (g) If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Bond Trustee and the Rating Agencies, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Intangible Transition Property or the Intangible Transition Charges, the Issuer shall take all reasonable steps available to it to remedy such failure. The Issuer shall not take any action to terminate the Servicer's rights and powers under the Servicing Agreement following a Servicer Default without the prior written consent of the Bond Trustee or of the Holders of Transition Bonds evidencing not less than 25% of the Outstanding Amount of the Transition Bonds of all Series and the consent, not to be unreasonably withheld, of any Counterparties affected thereby.

              (h) As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer's rights and powers pursuant to Section 6.01 of the Servicing Agreement, the Bond Trustee shall, together with such other Persons, if any, as are specified in Section
6.01 of the Servicing Agreement, appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Bond Trustee. A person shall qualify as a Successor Servicer only if such Person satisfies the requirements of Section 6.04 of the Servicing Agreement. If within 30 days after the delivery of the notice referred to above, a Successor Servicer shall not have been appointed and accepted its appointment as such, the Bond Trustee may petition the PUC or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance with Section 6.04 of the Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Intangible Transition Property (such agreement to be in form and substance satisfactory to the Bond Trustee).

              (i) Upon termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Bond Trustee shall promptly notify the Issuer, the Transition Bondholders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Issuer shall notify the Bond Trustee, the Transition Bondholders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

              SECTION 3.21. Taxes. So long as any of the Transition Bonds are outstanding, the Issuer shall pay all material taxes, including gross receipts taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Collateral.

              SECTION 3.22. Separate Entity. The Issuer shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of the Transferor and the Seller, other affiliates or any other Person, and that, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for state and Federal income and franchise tax purposes, it is not a division of the Transferor, the Seller or any of its affiliated entities or any other Person.

                                   ARTICLE IV

                     Satisfaction and Discharge; Defeasance

              SECTION 4.01. Satisfaction and Discharge of Indenture; Defeasance.
(a) The Transition Bonds of any Series, all moneys payable with respect thereto and this Indenture as it applies to such Series shall cease to be of further effect and the lien hereunder shall be released with respect to such Series, interest shall cease to accrue on the Transition Bonds of such Series and the Bond Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Transition Bonds of such Series, when

              (A) either

                    (1) all Transition Bonds of such Series theretofore
              authenticated and delivered (other than (i) Transition Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Transition Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in
              Section 3.03) have been delivered to the Bond Trustee for cancelation; or

                     (2) the Expected Final Payment Date or Redemption Date has
              occurred with respect to all Transition Bonds of such Series not theretofore delivered to the Bond Trustee for cancelation, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Bond Trustee cash, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Transition Bonds not theretofore delivered to the Bond Trustee on the Expected Final Payment Date or Redemption Date, as applicable, therefor;

              (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such Series; and

              (C) the Issuer has delivered to the Bond Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Bond Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Transition Bonds of such Series have been complied with.

              (b) Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Transition Bonds of any Series ("Legal Defeasance Option") or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13,
3.14, 3.15, 3.16, 3.17, 3.18, 3.19 and 3.20 and the operation of Section
5.01(iv) ("Covenant Defeasance Option") with respect to any Series of Transition Bonds. The Issuer may exercise the Legal Defeasance Option with respect to any Series of Transition Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

              If the Issuer exercises the Legal Defeasance Option with respect to any Series, the maturity of the Transition Bonds of such Series may not be
(a) accelerated because of an Event of Default or (b) except as provided in
Section 4.02, redeemed. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the maturity of the Transition Bonds of such Series may not be accelerated because of an Event of Default specified in Section 5.01(iv).

              Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds, the Bond Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

              (c) Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) rights of substitution of mutilated, destroyed, lost or stolen Transition Bonds, (iii) rights of Transition Bondholders to receive payments of principal, premium, if any, and interest, but only from the amounts deposited with the Bond Trustee for such payments, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Bond Trustee hereunder (including the rights of the Bond Trustee under Section 6.07 and the obligations of the Bond Trustee under Section 4.03) and (vi) the rights of Transition Bondholders under this Indenture with respect to the property deposited with the Bond Trustee payable to all or any of them, shall survive until the Transition Bonds of the Series as to which this Indenture or certain obligations hereunder have be satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) and have been paid in full. Thereafter, the obligations in Sections 6.07 and 4.04 with respect to such Series shall survive.

              SECTION 4.02. Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds only if:



              (a) the Issuer irrevocably deposits or causes to be deposited in trust with the Bond Trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on such Transition Bonds to the Expected Payment Date or Redemption Date therefor, as applicable, such deposit to be made in the Defeasance Subaccount for such Series of Transition Bonds;

              (b) the Issuer delivers to the Bond Trustee a certificate from a nationally recognized firm of Independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Transition Bonds of such Series (i) subject to clause (ii), principal in accordance with the Expected Amortization Schedule therefor, (ii) if such Series is to be redeemed, the Redemption Price therefor on the Redemption Date therefor and (iii) interest when due;

              (c) in the case of the Legal Defeasance Option, 95 days pass after the deposit is made and during the 95-day period no Default specified in
       Section 5.01(v) or (vi) occurs which is continuing at the end of the period;

              (d) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

              (e) in the case of the Legal Defeasance Option, the Issuer delivers to the Bond Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Transition Bonds of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of such Legal Defeasance Option and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (f) in the case of the Covenant Defeasance Option, the Issuer delivers to the Bond Trustee an Opinion of Counsel to the effect that the Holders of the Transition Bonds of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of such Covenant Defeasance Option and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

              (g) the Issuer delivers to the Bond Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Transition Bonds of such Series to the extent contemplated by this Article IV have been complied with.


              Notwithstanding any other provision of this Section 4.02 to the contrary, no delivery of cash or U.S. Government Obligations to the Bond Trustee under this Section shall terminate any obligations of the Issuer under this Indenture with respect of any Transition Bonds which are to be redeemed prior to the Expected Final Payment Date therefor until such Transition Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Transition Bonds may be redeemed in accordance with the provisions of this Indenture and proper notice of such redemption shall have been given in accordance with the provisions of this Indenture or the Issuer shall have given the Bond Trustee, in form satisfactory to the Bond Trustee, irrevocable instructions to give, in the manner and at the times prescribed herein, notice of redemption of such Series.

              SECTION 4.03. Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Bond Trustee pursuant to Section 4.01 or 4.02 hereof with respect to any Series of Transition Bonds shall be held in trust in the Defeasance Subaccount for such Series and applied by it, in accordance with the provisions of the Transition Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Bond Trustee may determine, to the Holders of the particular Transition Bonds for the payment or redemption of which such moneys have been deposited with the Bond Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. Such moneys will be segregated and held apart solely for paying such Transition Bonds and such Transition Bonds shall not entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for such Transition Bonds.

              SECTION 4.04. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Transition Bonds of any Series, all moneys then held by any Paying Agent other than the Bond Trustee under the provisions of this Indenture with respect to such Transition Bonds shall, upon demand of the Issuer, be paid to the Bond Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                    ARTICLE V

                                    Remedies

              SECTION 5.01. Events of Default. "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (i) default in the payment of any interest on any Transition Bond when the same becomes due and payable, and such default shall continue for a period of five days;

              (ii) default in the payment of the then unpaid principal of any Transition Bond of any Series on the Series Termination Date for such Series or, if applicable, any Class on the Class Termination Date for such Class;

              (iii) default in the payment of the Redemption Price for any Transition Bond on the Redemption Date therefor;

                  (iv) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with in clause (i), (ii) or (iii) above), and such default shall continue or not be cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Bond Trustee or to the Issuer and the Bond Trustee by the Holders of at least 25% of the Outstanding Amount of the Transition Bonds of any Series, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (vi) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

                  SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case either the Bond Trustee or the Holders of Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series may, but need not, declare all the Transition Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Bond Trustee if given by Transition Bondholders), and upon any such declaration the unpaid principal amount of the Transition Bonds of all Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

                  At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Bond Trustee as hereinafter in this Article V provided, the Holders of Transition Bonds representing a majority of the Outstanding Amount of the Transition Bonds of all Series, by written notice to the Issuer and the Bond Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Issuer has paid or deposited with the Bond Trustee, for deposit in the General Subaccount of the Collection Account, a sum sufficient to pay

                           (A) all payments of principal of and premium, if any,
                  and interest on all Transition Bonds of all Series and all other amounts that would then be due hereunder or upon such Transition Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Bond Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Bond Trustee and its agents and counsel; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Transition Bonds of all Series that has become due solely by such acceleration, have been cured or waived as provided in
         Section 5.12.

                  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Bond Trustee. (a) The Issuer covenants that if (i) Default is made in the payment of any interest on any Transition Bond when such interest becomes due and payable and such Default continues for a period of five days,
(ii) Default is made in the payment of the then unpaid principal of any Transition Bond on the Series Termination Date or Class Termination Date, as applicable, therefor or (iii) Default is made in the payment of the Redemption Price or for any Transition Bond on the Redemption Date therefor, the Issuer will, upon demand of the Bond Trustee, pay to it, for the benefit of the Holders of the Transition Bonds of such Series, such amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Bond Trustee and its agents and counsel and the whole amount then due and payable on such Transition Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue instalments of interest, at the respective Bond Rate of such Series or the applicable Class of such Series.

                  (b) In case the Issuer shall fail forthwith to pay the amounts specified in clause (a) above upon such demand, the Bond Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Transition Bonds and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Transition Bonds, wherever situated, the moneys adjudged or decreed to be payable.

                  (c) If an Event of Default occurs and is continuing, the Bond Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Transition Bondholders, by such appropriate Proceedings as the Bond Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Bond Trustee by this Indenture or by law including foreclosing or otherwise enforcing the lien on the Intangible Transition Property securing the Transition Bonds or applying to the PUC for sequestration of revenues arising with respect to such Intangible Transition Property.

                  (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Transition Bonds or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Transition Bonds, or to the creditors or property of the Issuer or such other obligor, the Bond Trustee, irrespective of whether the principal of any Transition Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Bond Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                   (i) to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Transition Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Bond Trustee (including any claim for reasonable compensation to the Bond Trustee and each predecessor Bond Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Bond Trustee and each predecessor Bond Trustee, except as a result of negligence or bad faith) and of the Transition Bondholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Transition Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                 (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Transition Bondholders and of the Bond Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Bond Trustee or the Holders of Transition Bonds allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Transition Bondholders to make payments to the Bond Trustee, and, in the event that the Bond Trustee shall consent to the making of payments directly to such Transition Bondholders, to pay to the Bond Trustee such amounts as shall be sufficient to cover reasonable compensation to the Bond Trustee, each predecessor Bond Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Bond Trustee and each predecessor Bond Trustee except as a result of negligence or bad faith.

                  (e) Nothing herein contained shall be deemed to authorize the Bond Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Transition Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Transition Bonds or the rights of any Holder thereof or to authorize the Bond Trustee to vote in respect of the claim of any Transition Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (f) All rights of action and of asserting claims under this Indenture, or under any of the Transition Bonds, may be enforced by the Bond Trustee without the possession of any of the Transition Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Bond Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Bond Trustee, each predecessor Bond Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Transition Bonds.

                  (g) In any Proceedings brought by the Bond Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Bond Trustee shall be a party), the Bond Trustee shall be held to represent all the Holders of the Transition Bonds, and it shall not be necessary to make any Transition Bondholder a party to any such Proceedings.

                  SECTION 5.04. Remedies; Priorities. If an Event of Default occurs and is continuing, the Bond Trustee may do one or more of the following (subject to Section 5.05):

                   (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Transition Bonds or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Transition Bonds moneys adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

                 (iii) exercise any remedies of a secured party under the UCC or the Statute or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Bond Trustee and the Holders of the Transition Bonds of such Series;

                  (iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

                   (v) exercise all rights, remedies, powers, privileges and claims of the Issuer against the Transferor, the Seller or the Servicer under or in connection with the Transfer Agreement, the Sale Agreement or the Servicing Agreement as provided in Section 3.20(b);

provided, however, that the Bond Trustee may not sell or otherwise liquidate any portion of the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or (iii), with respect to any Series unless (A) the Holders of 100% of the Outstanding Amount of the Transition Bonds of all Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Transition Bondholders of all Series are sufficient to discharge in full all amounts then due and unpaid upon such Transition Bonds for principal, premium, if any, and interest or (C) the Bond Trustee determines that the Collateral will not continue to provide sufficient funds for all payments on the Transition Bonds of all Series as they would have become due if the Transition Bonds had not been declared due and payable, and the Bond Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Transition Bonds of each Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Bond Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

                  SECTION 5.05. Optional Preservation of the Collateral. If the Transition Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Bond Trustee may, but need not, elect, as provided in Section 5.11(iii), to maintain possession of the Collateral and not sell or liquidate the same. It is the desire of the parties hereto and the Transition Bondholders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Transition Bonds, and the Bond Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral or sell or liquidate the same. In determining whether to maintain possession of the Collateral or sell or liquidate the same, the Bond Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

                  SECTION 5.06. Limitation of Proceedings. No Holder of any Transition Bond of any Series shall have any right to institute any Proceeding, judicial or otherwise, or to avail itself of the remedies provided in Section 2812(d)(3)(v) of the Statute, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                   (i) such Holder has previously given written notice to the Bond Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 25% of the Outstanding Amount of the Transition Bonds of each Series have made written request to the Bond Trustee to institute such Proceeding in respect of such Event of Default in its own name as Bond Trustee hereunder;

                 (iii) such Holder or Holders have offered to the Bond Trustee security or indemnity reasonably satisfactory to the Bond Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Bond Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                   (v) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Transition Bonds of all Series;

it being understood and intended that no one or more Holders of Transition Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Transition Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

                  In the event the Bond Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Transition Bonds, each representing less than a majority of the Outstanding Amount of the Transition Bonds of all Series, the Bond Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

                  SECTION 5.07. Unconditional Rights of Transition Bondholders To Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Transition Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Transition Bond on or after the due dates thereof expressed in such Transition Bond or in this Indenture, (ii) the unpaid principal, if any, of such Transition Bonds on or after the Series Termination Date or Class Termination Date therefor or (iii) in the case of redemption, receive payment of the unpaid principal, if any, of and premium, if any, and interest, if any, on such Transition Bond on or after the Redemption Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                  SECTION 5.08. Restoration of Rights and Remedies. If the Bond Trustee or any Transition Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Bond Trustee or to such Transition Bondholder, then and in every such case the Issuer, the Bond Trustee and the Transition Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Bond Trustee and the Transition Bondholders shall continue as though no such Proceeding had been instituted.

                  SECTION 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Bond Trustee or to the Transition Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Bond Trustee or any Transition Bondholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Bond Trustee or to the Transition Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Bond Trustee or by the Transition Bondholders, as the case may be.

                  SECTION 5.11. Control by Transition Bondholders. The Holders of a majority of the Outstanding Amount of the Transition Bonds of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Bond Trustee with respect to the Transition Bonds of such Series or Class or Classes or exercising any trust or power conferred on the Bond Trustee with respect to such Series or Class or Classes; provided that

                   (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.04, any direction to the Bond Trustee to sell or liquidate the Collateral shall be by the Holders of Transition Bonds representing not less than 100% of the Outstanding Amount of the Transition Bonds of all Series;

                 (iii) if the conditions set forth in Section 5.05 have been satisfied and the Bond Trustee elects to retain the Collateral pursuant to such Section and not sell or liquidate the same, then any direction to the Bond Trustee by Holders of Transition Bonds representing less than 100% of the Outstanding Amount of the Transition Bonds of all Series to sell or liquidate the Collateral shall be of no force and effect; and

                  (iv) the Bond Trustee may take any other action deemed proper by the Bond Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Bond Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Transition Bondholders not consenting to such action.

                  SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Transition Bonds of all Series as provided in Section 5.02, the Holders of not less than a majority of the Outstanding Amount of the Transition Bonds of all Series may waive any past Default or Event of Default and its consequences except a Default (i) in payment of principal of or premium, if any, or interest on any of the Transition Bonds or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Transition Bond of all Series or Classes affected. In the case of any such waiver, the Issuer, the Bond Trustee and the Holders of the Transition Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Transition Bond by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Bond Trustee for any action taken, suffered or omitted by it as Bond Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Bond Trustee, (b) any suit instituted by any Transition Bondholder, or group of Transition Bondholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Transition Bonds of a Series or (c) any suit instituted by any Transition Bondholder for the enforcement of the payment of
(i) interest on any Transition Bond on or after the due dates expressed in such Transition Bond and in this Indenture, (ii) the unpaid principal, if any, of any Transition Bond on or after the Series Termination Date or Class Termination Date, if applicable, therefor or (iii) in the case of redemption, the unpaid principal of and premium, if any, and interest on any Transition Bond on or after the Redemption Date therefor.

                  SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Bond Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.15. Action on Transition Bonds. The Bond Trustee's right to seek and recover judgment on the Transition Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Bond Trustee or the Transition Bondholders shall be impaired by the recovery of any judgment by the Bond Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

                                   ARTICLE VI

                                The Bond Trustee

                  SECTION 6.01. Duties and Liabilities of Bond Trustee. (a) If an Event of Default has occurred and is continuing, the Bond Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                   (b) Except during the continuance of an Event of Default:

                   (i) the Bond Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Bond Trustee; and

                  (ii) in the absence of bad faith on its part, the Bond Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Bond Trustee and conforming to the requirements of this Indenture.

                   (c) The Bond Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                   (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Bond Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Bond Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Bond Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

                   (d) Every provision of this Indenture that in any way relates to the Bond Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

                   (e) The Bond Trustee shall not be liable for interest on any money received by it except as the Bond Trustee may agree in writing with the Issuer.

                   (f) Money held in trust by the Bond Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Transfer Agreement, the Sale Agreement or the Servicing Agreement.

                   (g) No provision of this Indenture shall require the Bond Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                   (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Bond Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                   (i) Under no circumstances shall the Bond Trustee be liable for any indebtedness evidenced by or arising under the Transition Bonds or any Basic Document.

                   SECTION 6.02. Rights of Bond Trustee. (a) The Bond Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Bond Trustee need not investigate any fact or matter stated in the document.

                   (b) Before the Bond Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Bond Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or an Opinion of Counsel.

                   (c) The Bond Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Bond Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                   (d) The Bond Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Bond Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                   (e) The Bond Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Transition Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 6.03. Individual Rights of Bond Trustee. The Bond Trustee in its individual or any other capacity may become the owner or pledgee of Transition Bonds and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Bond Trustee. Any Paying Agent, Transition Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Bond Trustee must comply with Sections 6.11 and 6.12.

                  SECTION 6.04. Bond Trustee's Disclaimer. The Bond Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Transition Bonds. The Bond Trustee shall not be accountable for the Issuer's use of the proceeds from the Transition Bonds, and the Bond Trustee shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Transition Bonds or in the Transition Bonds other than the Bond Trustee's certificate of authentication. The Bond Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, or for or in respect of the validity or sufficiency of the Transition Bonds (other than the certificate of authentication for the Transition Bonds) or the Basic Documents and the Bond Trustee shall in no event assume or incur any liability, duty or obligation to any Holder of a Transition Bond, other than is expressly provided for in this Indenture. The Bond Trustee shall not be liable for the default or misconduct of the Issuer, the Transferor, the Seller or the Servicer under any Basic Document or otherwise and the Bond Trustee shall have no obligation or liability to perform the obligations of the Issuer.

                  SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing with respect to any Series and if it is known to a Responsible Officer of the Bond Trustee, the Bond Trustee shall mail to each Holder of Transition Bonds of all Series notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or premium, if any, or interest on any Transition Bond, the Bond Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Transition Bondholders.

                  SECTION 6.06. Reports by Bond Trustee to Holders. (a) The Bond Trustee shall deliver to each Holder of Transition Bonds such information as may be required to enable such Holder to prepare its Federal and state income tax returns.

                  (b) With respect to each Series of Transition Bonds, on or prior to each Payment Date therefor, the Bond Trustee will deliver a statement prepared by the Bond Trustee to each Holder of Transition Bonds which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement for such Series) as to the Transition Bonds of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

                   (i) the amount paid to Holders of such Transition Bonds in respect of principal, such amount to be expressed as a dollar amount per thousand;

                  (ii) the amount paid to Holders of such Transition Bonds in respect of interest, such amount to be expressed as a dollar amount per thousand;

                 (iii) the Transition Bond Balance and the Projected Transition Bond Balance, in each case for such Series and as of the most recent Payment Date;

                  (iv) the amount on deposit in the Overcollateralization Subaccount and the Calculated Overcollateralization Level, in each case for all Series and as of the most recent Payment Date;

                   (v) the amount on deposit in the Capital Subaccount and the Required Capital Amount, in each case as of the most recent Payment Date; and

                  (vi) the amount, if any, on deposit in the Reserve Subaccount as of the most recent Payment Date.

                  (c) The Bond Trustee's responsibility for disbursing the information described in subsection (b) above to Holders of Transition Bonds is limited to the availability, timeliness and accuracy of the information provided by the Servicer pursuant to Section 3.04 and Annex 1 of the Servicing Agreement.

                  SECTION 6.07. Compensation and Indemnity. The Issuer shall pay to the Bond Trustee from time to time reasonable compensation for its services. The Bond Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Bond Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Bond Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Bond Trustee from and against any and all costs, damages, expenses, losses, liabilities or other amounts whatsoever (including counsel fees) incurred by the Bond Trustee in connection with the administration of this trust, the enforcement of this trust and all of the Bond Trustee's rights, powers and duties under this Indenture and the performance by the Bond Trustee of the duties and obligations of the Bond Trustee under or pursuant to this Indenture. The Bond Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Bond Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Bond Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Bond Trustee
(i) through the Bond Trustee's own wilful misconduct, negligence or bad faith or
(ii) to the extent the Bond Trustee was reimbursed for or indemnified against any such loss, liability or expense by the Transferor pursuant to the Transfer Agreement, the Seller pursuant to the Sale Agreement or by the Servicer pursuant to the Servicing Agreement.

                  When the Bond Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.

                  SECTION 6.08. Replacement of Bond Trustee. The Bond Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in Outstanding Amount of the Transition Bonds of all Series may remove the Bond Trustee by so notifying the Issuer and the Bond Trustee and may appoint a successor Bond Trustee. The Issuer shall remove the Bond Trustee if:

                   (i) the Bond Trustee fails to comply with Section 6.11;

                  (ii) the Bond Trustee is adjudged a bankrupt or insolvent;

                 (iii) a receiver or other public officer takes charge of the Bond Trustee or its property; or

                  (iv) the Bond Trustee otherwise becomes incapable of acting.

                  If the Bond Trustee resigns or is removed or if a vacancy exists in the office of Bond Trustee for any reason (the Bond Trustee in such event being referred to herein as the "Retiring Bond Trustee"), the Issuer shall promptly appoint a successor Bond Trustee.

                  A successor Bond Trustee shall deliver a written acceptance of its appointment to the Retiring Bond Trustee and to the Issuer. Thereupon the resignation or removal of the Retiring Bond Trustee shall become effective, and the successor Bond Trustee shall have all the rights, powers and duties of the Bond Trustee under this Indenture. The successor Bond Trustee shall mail a notice of its succession to Transition Bondholders. The Retiring Bond Trustee shall promptly transfer all property held by it as Bond Trustee to the successor Bond Trustee.

                  If a successor Bond Trustee does not take office within 60 days after the Retiring Bond Trustee resigns or is removed, the Retiring Bond Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Transition Bonds of all Series may petition any court of competent jurisdiction for the appointment of a successor Bond Trustee.

                  If the Bond Trustee fails to comply with Section 6.11, any Transition Bondholder may petition any court of competent jurisdiction for the removal of the Bond Trustee and the appointment of a successor Bond Trustee.

                  The Issuer shall promptly furnish written notification of the appointment of any successor Bond Trustee pursuant to this Section 6.08 to each of the Rating Agencies.

                  Notwithstanding the replacement of the Bond Trustee pursuant to this Section 6.08, the Issuer's obligations under Section 6.07 shall continue for the benefit of the Retiring Bond Trustee.

                  SECTION 6.09. Successor Bond Trustee by Merger. If the Bond Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association shall, without any further act, be the successor Bond Trustee. The Issuer shall promptly furnish written notification of any such successor Bond Trustee to each of the Rating Agencies.

                  In case at the time such successor or successors by merger, conversion consolidation or transfer shall succeed to the trusts created by this Indenture any of the Transition Bonds shall have been authenticated but not delivered, any such successor to the Bond Trustee may adopt the certificate of authentication of any Retiring Bond Trustee, and deliver such Transition Bonds so authenticated; and in case at that time any of the Transition Bonds shall not have been authenticated, any successor to the Bond Trustee may authenticate such Transition Bonds either in the name of any Retiring Bond Trustee hereunder or in the name of the successor to the Bond Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Transition Bonds or in this Indenture provided that the certificate of the Bond Trustee shall have.

                  SECTION 6.10. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Bond Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Transition Bondholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Bond Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Transition Bondholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                   (i) all rights, powers, duties and obligations conferred or imposed upon the Bond Trustee shall be conferred or imposed upon and exercised or performed by the Bond Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Bond Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Bond Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Bond Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                 (iii) the Bond Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Bond Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Bond Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Bond Trustee. Every such instrument shall be filed with the Bond Trustee.

                  (d) Any separate trustee or co-trustee may at any time constitute the Bond Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Bond Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 6.11. Eligibility; Disqualification. The Bond Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Bond Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of "Baa3" or better by Moody's and "BBB-" by Fitch IBCA (if currently rated by Fitch IBCA). The Bond Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 6.12. Preferential Collection of Claims Against Issuer. The Bond Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Bond Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE VII

                    Transition Bondholders' Lists and Reports

                  SECTION 7.01. Issuer To Furnish Bond Trustee Names and Addresses of Transition Bondholders. The Issuer will furnish or cause to be furnished to the Bond Trustee (a) not more than five days after the earlier of
(i) each Record Date with respect to each Series and (ii) three months after the last Record Date with respect to each Series, a list, in such form as the Bond Trustee may reasonably require, of the names and addresses of the Holders of Transition Bonds of such Series as of such Record Date, (b) at such other times as the Bond Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Bond Trustee is the Transition Bond Registrar, no such list shall be required to be furnished.

                  SECTION 7.02. Preservation of Information; Communications to Transition Bondholders. (a) The Bond Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Transition Bonds contained in the most recent list furnished to the Bond Trustee as provided in Section 7.01 and the names and addresses of Holders of Transition Bonds received by the Bond Trustee in its capacity as Transition Bond Registrar. The Bond Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

                  (b) Transition Bondholders may communicate pursuant to TIA
Section 312(b) with other Transition Bondholders with respect to their rights under this Indenture or under the Transition Bonds.

                  (c) The Issuer, the Bond Trustee and the Transition Bond Registrar shall have the protection of TIA Section 312(c).

                  SECTION 7.03.  Reports by Issuer.  (a)  The Issuer shall:

                   (i) file with the Bond Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Bond Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                 (iii) supply to the Bond Trustee (and the Bond Trustee shall transmit by mail to all Transition Bondholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                  (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                  SECTION 7.04. Reports by Bond Trustee. If required by TIA
Section 313(a), within 60 days after January 1st of each year, commencing with the year after the issuance of the

Transition Bonds of any Series, the Bond Trustee shall mail to each Holder of Transition Bonds of such Series as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Bond Trustee also shall comply with TIA Section 313(b); provided, however, that the initial report so issued shall be delivered not more than 12 months after the initial issuance of each Series.

                  A copy of each report at the time of its mailing to Transition Bondholders shall be filed by the Bond Trustee with the Commission and each stock exchange, if any, on which the Transition Bonds are listed. The Issuer shall notify the Bond Trustee if and when the Transition Bonds are listed on any stock exchange.

                  SECTION 7.05. Provision of Servicer Reports. Upon the written request of any Transition Bondholder to the Bond Trustee addressed to the Corporate Trust Office, the Bond Trustee shall provide such Transition Bondholder with a copy of the Officer's Certificate referred to in Section 3.05 of the Servicing Agreement and the Annual Accountant's Report referred to in
Section 3.06 of the Servicing Agreement.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

                  SECTION 8.01. Collection of Money. Except as otherwise expressly provided herein, the Bond Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Bond Trustee pursuant to this Indenture. The Bond Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Bond Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

                  SECTION 8.02. Collection Account. (a) On or prior to the Series Issuance Date for the first Series issued hereunder, the Issuer shall open, at the Bond Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Bond Trustee's name (collectively, the "Collection Account"). The Collection Account will initially be divided into subaccounts, which need not be separate bank accounts: a general subaccount (the "General Subaccount"), an Overcollateralization subaccount (the "Overcollateralization Subaccount"), a capital subaccount (the "Capital Subaccount") and a reserve subaccount (the "Reserve Subaccount"). Prior to depositing funds or U.S. Government Obligations in the Collection Account pursuant to Sections 4.01 or 4.02, the Issuer shall establish defeasance subaccounts (each a "Defeasance Subaccount") for each Series for which funds shall be deposited, as subaccounts of the Collection Account. Prior to any Loss Amounts being deposited in the Collection Account, the Issuer shall establish a loss subaccount (the "Loss Subaccount") as a subaccount of the Collection Account. All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Sections 4.01, 4.02, 4.03 and 8.02(c), (d), (e) and (f). The Collection Account shall at all times be maintained in an Eligible Deposit Account and only the Bond Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in the Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Bond Trustee in the Collection Account as part of the Collateral as herein provided.

                  (b) So long as no Default or Event of Default has occurred and is continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Bond Trustee upon Issuer Order; provided, however, that (i) such Eligible Investments shall not mature later than the Business Day prior to the next Payment Date for such Series or Class, (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof, and (iii) no funds in the Defeasance Subaccount for any Series of Transition Bonds shall be invested in Eligible Investments or otherwise, except that U.S. Government Obligations deposited by the Issuer with the Bond Trustee pursuant to Sections 4.01 or 4.02 shall remain as such. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Bond Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Issuer will not direct the Bond Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Bond Trustee to make any such investment or sale, if requested by the Bond Trustee, the Issuer shall deliver to the Bond Trustee an Opinion of Counsel, acceptable to the Bond Trustee, to such effect. Subject to Section 6.01(c), the Bond Trustee shall not in any way be held liable for the selection of Eligible Investments or for investment losses incurred thereon except for losses attributable to the Bond Trustee's failure to make payments on such Eligible Investments issued by the Bond Trustee, in its commercial capacity as principal obligor and not as Bond Trustee, in accordance with their terms. The Bond Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction. The Bond Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order, however, if (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Collection Account to the Bond Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Bond Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing but the Transition Bonds shall not have been declared due and payable pursuant to
Section 5.02; then the Bond Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more Eligible Investments.

                  (c) ITC Collections remitted by the Servicer to the Bond Trustee, any Deferred Repurchase Price remitted by the Transferor to the Bond Trustee and Indemnity Amounts remitted to the Bond Trustee by the Transferor, the Seller or the Servicer or otherwise received by the Bond Trustee or the Issuer shall be deposited in the General Subaccount. Loss Amounts remitted by the Transferor or the Seller to the Bond Trustee shall be deposited in the Loss Subaccount.

                  (d) On each Payment Date, the Bond Trustee shall by 12:00 noon (New York City time) apply all amounts on deposit in the General Subaccount of the Collection Account and any investment earnings on each of the subaccounts of the Collection Account in the following priority:

                   (i) all amounts owed to the Bond Trustee (including legal fees and expenses, Indemnity Amounts and Loss Amounts) shall be paid to the Bond Trustee;

                  (ii) the Servicing Fee and all unpaid Servicing Fees from prior Payment Dates shall be paid to the Servicer;

                 (iii) the fees owed to the Administrative Agent under the Administration Agreements shall be paid to the Administrative Agent;

                  (iv) so long as no Event of Default has occurred and is continuing or would be caused by such payment, all Operating Expenses other than (i), (ii) and (iii) above shall be paid to the Persons entitled thereto, provided that the amount paid on any Payment Date pursuant to this clause (iv) may not exceed $[12,500] in the aggregate for all Series;

                   (v) interest due and payable on the Transition Bonds, together with any overdue interest at the applicable Bond Rate and, to the extent permitted by law, interest thereon, will be paid to the Transition Bondholders;

                  (vi) any principal of any Series or Class of Transition Bonds payable as a result of acceleration pursuant to Section 5.02, any principal of any Series or Class of Transition Bonds payable on a Series Termination Date or Class Termination Date, as applicable, and any principal of and premium on a Series or Class of Transition Bonds payable on a Redemption Date shall be paid to the Transition Bondholders;

                 (vii) an amount up to the principal amount of the Transition Bonds that is scheduled to be paid by such Payment Date in accordance with the Expected Amortization Schedule shall be paid to the Transition Bondholders in respect of principal on the Transition Bonds;

                (viii) all unpaid Operating Expenses, Indemnity Amounts and Loss Amounts shall be paid to the Persons entitled thereto;

                  (ix) an amount, if any, necessary to fund the balance of the Capital Subaccount up to the Required Capital Amount shall be transferred to the Capital Subaccount;

                   (x) Overcollateralization with respect to all Series of Transition Bonds for such Payment Date shall be transferred to the Overcollateralization Subaccount;

                  (xi) the balance, if any, will be allocated to the Reserve Subaccount; and

                 (xii) following repayment of all outstanding Series of Transition Bonds, the balance, if any, will be released to the Issuer, free from the lien of this Indenture.

                  If, on any Payment Date funds on deposit in the General Subaccount are insufficient to make the payments or transfers contemplated by clauses (i) through (x) above, the Bond Trustee will draw from amounts on deposit in the following subaccounts up to the amount of such shortfall, in order to make such payments and transfers:

                   (i) from the Loss Subaccount, with respect to the payments or transfers contemplated by clauses (i) through (viii) above only; and

                  (ii) thereafter, from the Reserve Subaccount, then from the Overcollateralization Subaccount and finally from the Capital Subaccount.

                  All payments to the Transition Bondholders of a Series pursuant to clauses (v) or (vi) of the first paragraph of Section 8.02(d) shall be made pro rata based on the respective principal amounts of Transition Bonds of such Series held by such Holders, unless, in the case of a Series comprised of two or more Classes, the Series Supplement for such Series provides otherwise. All payments to Transition Bondholders of a Class pursuant to clause
(v) or (vi) of the first paragraph of Section 8.02(d) shall be made pro rata based on the respective principal amounts of Transition Bonds of such Class held by such Holders.

                  SECTION 8.03. Release of Collateral. (a) All money and other property withdrawn from the Collection Account by the Bond Trustee for payment to the Issuer as provided in this Indenture in accordance with Section 8.02 hereof shall be deemed released from the Indenture when so withdrawn and applied in accordance with the provisions of Article VIII, without further notice to, or release or consent by, the Bond Trustee.

                  (b) So long as the Issuer is not in default hereunder, the Issuer, through the Servicer, may collect, liquidate, sell or otherwise dispose of the Transferred Intangible Transition Property, at any time and from time to time, without any notice to, or release or consent by, the Bond Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become Collateral and be deposited to the General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer.

                  (c) Other than as provided for in clauses (a) and (b) above, the Bond Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01 or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificate.

                   (d) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Bond Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Bond Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Bond Trustee as provided in this Article VIII shall be bound to ascertain the Bond Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                  (e) Subject to Section 8.03(c), the Bond Trustee shall, at such time as there are no Transition Bonds Outstanding and all sums due the Bond Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Collateral that secured the Transition Bonds from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account.

                  SECTION 8.04. Opinion of Counsel. The Bond Trustee shall receive at least five Business Days notice when requested by the Issuer to take any action pursuant to Section 8.03, accompanied by copies of any instruments involved, and the Bond Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Bond Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Transition Bonds or the rights of the Transition Bondholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Bond Trustee in connection with any such action.

                  SECTION 8.05. Reports by Independent Accountants. The Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the related Series Supplements. Upon any resignation by such firm the Issuer shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned within 15 days after such resignation, the Bond Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter the Bond Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such firm of Independent certified public accountants and its successor shall be payable by the Issuer.

                                   ARTICLE IX

                             Supplemental Indentures

                  SECTION 9.01. Supplemental Indentures Without Consent of Transition Bondholders. (a) Without the consent of the Holders of any Transition Bonds but with prior notice to the Rating Agencies, the Issuer and the Bond Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Bond Trustee, for any of the following purposes:

                   (i) to correct or amplify the description of the Collateral, or to better assure, convey and confirm unto the Bond Trustee the Collateral, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Transition Bonds contained;

                 (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Transition Bonds, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Bond Trustee;

                   (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Transition Bondholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto by all Rating Agencies other than Moody's (and prior written notice of such action shall be provided to Moody's);

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor bond trustee with respect to the Transition Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one bond trustee, pursuant to the requirements of Article VI;

                 (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

                (viii) to set forth the terms of any Series that has not theretofore been authorized by a Series Supplement; or

                  (ix) to provide for any hedge or swap transactions with respect to any floating rate Series or Class of Transition Bonds or any Series or Class specific credit enhancement; provided, however, that
         (i) such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto by all Rating Agencies other than Moody's (and prior written notice of such action shall be provided to Moody's).

                  The Bond Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) The Issuer and the Bond Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Transition Bonds, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Transition Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of any Transition Bondholder and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

                  SECTION 9.02. Supplemental Indentures with Consent of Transition Bondholders. The Issuer and the Bond Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Transition Bonds of each Series or Class to be affected, by Act of such Holders delivered to the Issuer and the Bond Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Transition Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Transition Bond of each Series or Class affected thereby:

                   (i) change the date of payment of any instalment of principal of or premium, if any, or interest on any Transition Bond, or reduce the principal amount thereof, the interest rate thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of this Indenture and the related applicable Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium, if any, or interest on the Transition Bonds, or change any place of payment where, or the coin or currency in which, any Transition Bond or the interest thereon is payable;

                  (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Transition Bonds on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

                 (iii) reduce the percentage of the Outstanding Amount of the Transition Bonds or of a Series or Class thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture or modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (iv) reduce the percentage of the Outstanding Amount of the Transition Bonds required to direct the Bond Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

                   (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Transition Bond affected thereby;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the amount of any payment of interest, principal or premium, if any, payable on any Transition Bond on any Payment Date or to affect the rights of the Holders of Transition Bonds to the benefit of any provisions for the mandatory redemption of the Transition Bonds contained herein or change the Redemption Dates, Expected Amortization Schedules or Series Termination Dates or Class Termination Dates of any Transition Bonds;

                 (vii) decrease the Overcollateralization Amount or Required Capital Amount with respect to any Series or the Calculated Overcollateralization Level with respect to any Payment Date;

                (viii) modify or alter the provisions of this Indenture regarding the voting of Transition Bonds held by the Issuer, the Transferor, the Seller, an Affiliate of any of them or any obligor on the Transition Bonds;

                  (ix) decrease the percentage of the aggregate principal amount of Transition Bonds required to amend the sections of this Indenture which specify the applicable percentage of the aggregate principal amount of the Transition Bonds necessary to amend this Indenture or certain other related agreements; or

                   (x) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Transition Bond of the security provided by the lien of this Indenture.

                  It shall not be necessary for any Act of Transition Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  Promptly after the execution by the Issuer and the Bond Trustee of any supplemental indenture pursuant to this Section, the Bond Trustee shall mail to the Holders of the Transition Bonds to which such amendment or supplemental indenture relates, a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Bond Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Bond Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Bond Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Bond Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  SECTION 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Series or Class of Transition Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Bond Trustee, the Issuer and the Holders of the Transition Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

                  SECTION 9.06. Reference in Transition Bonds to Supplemental Indentures. Transition Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Bond Trustee shall, bear a notation in form approved by the Bond Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Bond Trustee shall so determine, new Transition Bonds so modified as to conform, in the opinion of the Bond Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Bond Trustee in exchange for Outstanding Transition Bonds.

                                    ARTICLE X

                         Redemption of Transition Bonds

                  SECTION 10.01. Optional Redemption by Issuer. The Issuer may, at its option, redeem the Transition Bonds of a Series, in whole or from time to time in part, as permitted by the related Series Supplement on any Redemption Date at a price specified in such Series Supplement (such price being called the "Redemption Price") plus interest accrued on the Transition Bonds to be redeemed to such Redemption Date. If the Issuer shall elect to redeem the Transition Bonds of a Series pursuant to this Section 10.01, it shall furnish notice of such election to the Bond Trustee not later than 25 days prior to the Redemption Date for such redemption and shall deposit with the Bond Trustee the Redemption Price of the Transition Bonds to be redeemed plus interest accrued thereon to such Redemption Date on or prior to such Redemption Date whereupon all such Transition Bonds shall be due and payable on such Redemption Date upon the furnishing of a notice complying with Section 10.02 hereof to each Holder of the Transition Bonds of such Series pursuant to this Section 10.01.

                  SECTION 10.02. Form of Redemption Notice. Unless otherwise specified in the Series Supplement relating to a Series of Transition Bonds, notice of redemption under Section 10.01 hereof shall be given by the Bond Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the applicable Redemption Date to each Holder of Transition Bonds to be redeemed, as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder's address appearing in the Transition Bond Register.

                  All notices of redemption shall state:

                  (1)  the Redemption Date;

                  (2) the amount of such Transition Bonds to be redeemed;

                  (3)  the Redemption Price; and

                  (4) the place where such Transition Bonds are to be surrendered for payment of the Redemption Price and accrued interest (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof).

                  Notice of redemption of the Transition Bonds to be redeemed shall be given by the Bond Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Transition Bond selected for redemption shall not impair or affect the validity of the redemption of any other Transition Bond. Any notice of optional redemption may be conditioned upon the deposit of sufficient moneys to pay the Redemption Price and accrued interest with the Bond Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so deposited.

                  SECTION 10.03. Payment of Redemption Price. If (a) unconditional notice of redemption has been duly mailed or duly waived by the Holders of all Transition Bonds called for redemption or (b) conditional notice of redemption has been so mailed or waived and the redemption moneys have been duly deposited with the Bond Trustee, then in either case the Transition Bonds called for redemption shall be payable on the applicable Redemption Date at the applicable Redemption Price. No further interest will accrue on the principal amount of any Transition Bonds called for redemption after the Redemption Date for such redemption if payment of the Redemption Price thereof has been duly provided for, and the Holder of such Transition Bonds will have no rights with respect thereto, except to receive payment of the Redemption Price thereof and unpaid interest accrued to the Redemption Date. Payment of the Redemption Price together with accrued interest shall be made by the Bond Trustee to or upon the order of the Holders of the Transition Bonds called for redemption upon surrender of such Transition Bonds, and the Transition Bonds so redeemed shall cease to be of further effect and the Lien hereunder shall be released with respect to such Transition Bonds.

                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Bond Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Bond Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                   (a) statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                   (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (d) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                  SECTION 11.02. Form of Documents Delivered to Bond Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Transferor, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Transferor, the Seller or the Issuer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Whenever in this Indenture, in connection with any application or certificate or report to the Bond Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Bond Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in
Article VI.

                  SECTION 11.03. Acts of Transition Bondholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Transition Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Transition Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Bond Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Transition Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Bond Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Bond Trustee deems sufficient.

                  (c) The ownership of Transition Bonds shall be proved by the Transition Bond Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Transition Bonds shall bind the Holder of every Transition Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Bond Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Transition Bond.

                  SECTION 11.04. Notices, etc., to Bond Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Transition Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

                   (a) the Bond Trustee by any Transition Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to the Bond Trustee at its Corporate Trust Office, or

                   (b) the Issuer by the Bond Trustee or by any Transition Bondholder shall be sufficient for every purpose hereunder if in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to the Issuer addressed to: West Penn Funding LLC, 800 Cabin Hill Drive,
         Greensburg, PA 15601, Attention: [       ], or at any other address
         previously furnished in writing to the Bond Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Transition Bondholders to the Bond Trustee.

                  Notices required to be given to the Rating Agencies by the Issuer or the Bond Trustee shall be in writing, delivered personally, via facsimile transmission, by reputable overnight courier or by first-class mail, postage prepaid, to (i) in the case of Fitch IBCA, at the following address:
Fitch IBCA, Inc., 1 State Street Plaza, New York, New York IBCA 10004,
Attention: ABS Surveillance, (ii) in the case of Moody's, at the following address: Moody's Investors Service, Inc., Attention: ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (iii) in the case of Standard & Poor's, at the following address: Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department.

                  SECTION 11.05. Notices to Transition Bondholders; Waiver. Where this Indenture provides for notice to Transition Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered by first-class mail, postage prepaid, to each Transition Bondholder affected by such event, at their address as it appears on the Transition Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Transition Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Transition Bondholder shall affect the sufficiency of such notice with respect to other Transition Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Transition Bondholders shall be filed with the Bond Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                  In case it shall be impractical to deliver notice in accordance with the first paragraph of this Section 11.05 to the Holders of Transition Bonds when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Bond Trustee shall be deemed to be a sufficient giving of such notice.

                  Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

                  SECTION 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Transition Bonds to the contrary, the Issuer may enter into any agreement with any Holder of a Transition Bond providing for a method of payment, or notice by the Bond Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Bond Trustee a copy of each such agreement and the Bond Trustee will cause payments to be made and notices to be given in accordance with such agreements.

                  SECTION 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

                  The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  SECTION 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Transition Bonds by the Issuer shall bind its successors and permitted assigns, whether so expressed or not.

                  All agreements of the Bond Trustee in this Indenture shall bind its successors.

                  SECTION 11.10. Separability. In case any provision in this Indenture or in the Transition Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.11. Benefits of Indenture. Nothing in this Indenture or in the Transition Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Transition Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Transition Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                  SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW

PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.15. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Bond Trustee on the Transition Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Bond Trustee, any holder of a beneficial interest in the Issuer or the Bond Trustee or of any successor or assign of the Bond Trustee, except as any such Person may have expressly agreed (it being understood that none of the Bond Trustee's obligations are in its individual capacity).

                  SECTION 11.16. No Petition. The Bond Trustee, by entering into this Indenture, and each Transition Bondholder, by accepting a Transition Bond, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Transition Bonds, this Indenture or any of the Basic Documents.

                  IN WITNESS WHEREOF, the Issuer and the Bond Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                  WEST PENN FUNDING LLC,

                                  by     [                   ], as Manager,

                                  by
                                     --------------------------------------
                                     Name:
                                     Title:

                                  [Trustee],

                                  by
                                     --------------------------------------
                                     Name:
                                     Title:

================================================================================




                             WEST PENN FUNDING LLC,

                                     Issuer

                                       and

                              [                  ],

                                  Bond Trustee

                         ------------------------------


                                SERIES SUPPLEMENT

                         Dated as of [          ], 1999

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









                                TABLE OF CONTENTS



                                                                                          Page
                                                                                          ----

SECTION 1.  Definitions......................................................................2
SECTION 2.  Designation; Series Issuance Dates...............................................4
SECTION 3.  Initial Principal Amount; Bond Rate; Expected
            Final Payment Date; Series or Class
            Termination Date.................................................................4
SECTION 4.  Payment Dates; Expected Amortization Schedule
            for Principal; Interest; Overcollateralization
            Amount; Required Capital Amount..................................................5
SECTION 5.  Authorized Initial Denominations.................................................7
SECTION 6.  Redemption.......................................................................7
SECTION 7.  Credit Enhancement...............................................................7
SECTION 8.  Delivery and Payment for the Series 1999-A
            Transition Bonds; Form of the Series 1999-A
            Transition Bonds.................................................................7
SECTION 9.  Confirmation of Indenture........................................................7
SECTION 10. Counterparts.....................................................................7
SECTION 11. Governing Law....................................................................7
SECTION 12. Issuer Obligation................................................................8

Schedule A  Calculated Overcollateralization Level
Schedule B  Expected Amortization Schedule

Exhibit A   Form of Transition Bonds

          SERIES SUPPLEMENT dated as of [      ], 1999 (this "Supplement"), by
          and between WEST PENN FUNDING LLC, a Delaware limited liability
          company (the "Issuer"), and [      ], a [      ] (the "Bond Trustee"),
          as Bond Trustee under the Indenture dated as of [      ], 1999,
          between the Issuer and the Bond Trustee (the "Indenture").

                              PRELIMINARY STATEMENT

     Section 9.01 of the Indenture provides, among other things, that the Issuer and the Bond Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial
aggregate principal amount of $[            ] to be known as the Issuer's
Transition Bonds, Series 1999-A (the "Series 1999-A Transition Bonds"). All acts and all things necessary to make the Series 1999-A Transition Bonds, when duly executed by the Issuer and authenticated by the Bond Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Bond Trustee are executing and delivering this Supplement in order to provide for the Series 1999-A Transition Bonds.

     In order to secure the payment of principal of and interest on the Series 1999-A Transition Bonds issued and to be issued under the Indenture and/or any Series Supplement, the Issuer hereby Grants to the Bond Trustee as trustee for the benefit of the Holders of the Transition Bonds from time to time issued and outstanding, all of the Issuer's right, title and interest in and to (a) the Intangible Transition Property transferred by the Seller to the Issuer from time to time pursuant to the Sale Agreement and all proceeds thereof, (b) the Transfer Agreement except for Section 5.01 thereof solely to the extent such Section provides for indemnification of the Seller and the Issuer, (c) all Bills of Sale delivered by the Transferor pursuant to the Transfer Agreement, (d) the Sale Agreement except for Section 5.01 thereof solely to the extent such Section provides for indemnification of the Issuer, (e) all Bills of Sale delivered by the Seller pursuant to the Sale Agreement, (f) the Servicing Agreement except for Section 5.02(b) thereof solely to the extent such Section provides for indemnification of the Issuer, (g) the Collection Account and all amounts on deposit therein from time to time, (h) all Swap Agreements with respect to the Series 1999-A Transition Bonds, (i) all other property of whatever kind owned from time to time by the Issuer including all accounts, accounts receivable and chattel paper, (j) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (k) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral"); provided that cash or other property distributed to the Issuer from the Collection Account in accordance with the provisions of the Indenture will not be subject to the lien of the Indenture.

     To have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Bond Trustee) owing in respect of, the Transition Bonds equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in the Indenture or any Series Supplement and to secure performance by the Issuer of all of the Issuer's obligations under the Indenture and all Series Supplements with respect to the Transition Bonds, all as provided in the Indenture.

     The Bond Trustee, as trustee on behalf of the Holders of the Transition Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

     SECTION 1. Definitions. (a) Article One of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Transition Bonds of a particular Series, be as defined in Article One but with such additional provisions as are
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                                                                               3


specified in the related Series Supplement. With respect to the Series 1999-A Transition Bonds, the following definitions shall apply:

     "Adjustment Date" shall mean initially each January 1, until October 1, 2007 and on such date and thereafter, the 1st day of each month.

     "Authorized Initial Denominations" shall mean $1,000 and integral multiples thereof.

     "Bond Rate" has the meaning set forth in Section 3 of this Supplement.

     "Calculated Overcollateralization Level" means, with respect to any Payment Date, the amount set forth as such in Schedule A hereto, as such Schedule has been adjusted in accordance with Section 4(d)(ii) hereof.

     "Calculation Date" means initially each October 1, until September 1, 2007 and on such date and thereafter the 1st day of each month.

     "Class Termination Date" means, with respect to any Class of the Series 1999-A Transition Bonds, the termination date therefor, as specified in Section 3 of this Supplement.

     "Expected Amortization Schedule" means Schedule B to this Supplement.

     "Expected Final Payment Date" means, with respect to any Class of the Series 1999-A Transition Bonds, the expected final payment date therefor, as specified in Section 3 of this Supplement.

     "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

     "Overcollateralization Amount" has the meaning set forth in Section 4(d)(i) of this Supplement.

     "Payment Date" has the meaning set forth in Section 4(a) of this Supplement.

     "Record Date" shall mean, with respect to any Payment Date, the close of business on the day prior to such Payment Date.

     "Required Capital Amount" has the meaning set forth in Section 4(e) of this Supplement.

     "Series Issuance Date" has the meaning set forth in Section 2(b) of this Supplement.

     "Series Termination Date" has the meaning set forth in Section 3 of this Supplement.

     "Servicing Fee Rate" shall mean [0.25]% per annum so long as ITC Charges are included in electric bills otherwise sent to Customers or, if ITC Charges are not included in such bills, [1.50]% per annum.

     (b) All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

     SECTION 2. Designation; Series Issuance Dates. (a) Designation. The Series 1999-A Transition Bonds shall be designated generally as the Issuer's Transition Bonds, Series 1999-A and further denominated as Classes A-1 through A-[5].

     (b) Series Issuance Date. The Series 1999-A Transition Bonds that are authenticated and delivered by the Bond Trustee to or upon the order of the Issuer on [ ], 1999 (the "Series Issuance Date") shall have as their date of authentication [ ], 1999. Each other Series 1999-A Transition Bond shall be dated the date of its authentication.

     SECTION 3. Initial Principal Amount; Bond Rate; Expected Final Payment Date; Series or Class Termination Date. The Transition Bonds of each Class of the Series 1999-A Transition Bonds shall have the initial principal amounts, bear interest at the rates per annum and shall have

Expected Final Payment Dates and Class Termination Dates as set forth below:

              Initial Principal       Bond             Expected Final             Class
   Class           Amount             Rate              Payment Date         Termination Date
   -----           ------             ----              ------------         ----------------

    A-1

    A-2

    A-3

    A-4

   [A-5]

     The Bond Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 4. Payment Dates; Expected Amortization Schedule for Principal; Interest; Overcollateralization Amount; Required Capital Amount. (a) Payment Dates. The Payment Dates for each Class of the Series 1999-A Transition Bonds
are [      ], [      ], [      ] and [      ] of each year or, if any such date
is not a Business Day, the next succeeding Business Day, commencing on [      ],
1999 and continuing until the earlier of repayment of such Class in full and the applicable Class Termination Date.

     (b) Expected Amortization Schedule for Principal. Unless an Event of
Default shall have occurred and be continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date, the Bond Trustee shall distribute to the Series 1999-A Transition Bondholders of record as of the related Record Date amounts payable in respect of the Series 1999-A Transition Bonds pursuant to Section 8.02(d) of the Indenture as principal, in accordance with the Expected Amortization Schedule. To the extent that more than one Class of the Series 1999-A Transition Bonds is to receive payments of principal in accordance with the Expected Amortization Schedule on any Payment Date, such amounts will be allocated pro rata between such Classes based on the principal scheduled to be paid to such Classes in accordance with the Expected
Amortization Schedule on such Payment Date; provided, however, that if one or more Classes did not receive principal on the prior Payment Date and as a result their Class Principal Balance was not
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                                                                               6


reduced to the balance indicated in the Expected Amortization Schedule on such Payment Date, then such Classes will be (i) allocated funds to make up such shortfalls prior to any Classes receiving funds in respect of principal scheduled to be paid on the current Payment Date and (ii) allocated funds in respect of prior shortfalls on a pro rata basis based on the amount of such shortfalls; provided, however, that other than in the event of a redemption in no event shall a principal payment pursuant to this Section 4(b) on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series 1999-A Transition Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule B hereto for such Class and Payment Date. Not later than each Schedule Revision Date, the Issuer shall deliver to the Bond Trustee a replacement Schedule B hereto, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Expected Amortization Schedule for each Payment Date; provided, however, that no such replacement schedule shall be required if the event giving rise to such Schedule Revision Date is a redemption of the Series 1999-A Transition Bonds in whole.

     (c) Interest. Interest will be payable on each Class of the Series 1999-A Transition Bonds on each Payment Date in an amount equal to one-[quarter] of the product of (i) the applicable Bond Rate and (ii) the Outstanding Amount of the related Class of Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders of the related Class of Series 1999-A Transition Bonds on such preceding Payment Date; and provided, further, that with respect to the initial Payment Date or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

     (d) Overcollateralization Amount. (i) The Overcollateralization Amount for
the Series 1999-A Transition Bonds shall be $[           ].

     (ii) Not later than each Schedule Revision Date, the Issuer shall deliver to the Bond Trustee a replacement Schedule A hereto, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the
Calculated Overcollateralization Level for each Payment Date; provided, however, that no such replacement schedule shall be required if the event giving rise to such Schedule Revision Date is a redemption of the Series 1999-A Transition
Bonds in whole.
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                                                                               7


     (e) Required Capital Amount. The Required Capital Amount for the Series 1999-A Transition Bonds shall be equal to 0.50% of the initial principal amount
thereof, or $[    ].

     SECTION 5. Authorized Initial Denominations. The Series 1999-A Transition Bonds shall be issuable in the Authorized Initial Denominations.

     SECTION 6. Redemption. (a) Mandatory Redemption. The Series 1999-A Transition Bonds shall not be subject to mandatory redemption.

     (b) Optional Redemption. The Series 1999-A Transition Bonds shall not be subject to optional redemption by the Issuer except that the Series 1999-A Transition Bonds may be redeemed in whole at a Redemption Price equal to the principal amount thereof plus interest at the applicable Bond Rate accrued to the Redemption Date on any Payment Date on which the Outstanding Amount thereof (after giving effect to payments that would otherwise be made on such Payment
Date) has been reduced to less than 5% of the initial principal balance thereof.

     SECTION 7. Credit Enhancement. No credit enhancement (other than the Overcollateralization Amount) is provided for the Series 1999-A Transition Bonds.

     SECTION 8. Delivery and Payment for the Series 1999-A Transition Bonds; Form of the Series 1999-A Transition Bonds. The Bond Trustee shall deliver the Series 1999-A Transition Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. The Series 1999-A Transition Bonds of each Class shall be in the form of Exhibits A-1 through A-[5] hereto.

     SECTION 9. Confirmation of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

     SECTION 10. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 11. Governing Law. This Supplement shall be construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 12. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Bond Trustee on the Transition Bonds or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, any holder of a beneficial interest in the Issuer or the Bond Trustee or of any successor or assign of the Bond Trustee, except as any such Person may have expressly agreed (it being understood that none of the Bond Trustee's obligations are in its individual capacity).

     IN WITNESS WHEREOF, the Issuer and the Bond Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

                                   WEST PENN FUNDING LLC,

                                   by [                                       ],
                                   as Manager,

                                       by
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   [                  ], not in its individual
                                   capacity but solely as Bond Trustee on behalf of the Transition Bondholders,

                                       by
                                         ---------------------------------------
                                         Name:
                                         Title: